SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

    ALIGN TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, May 20, 2010

10:00 a.m.

TO OUR STOCKHOLDERS:

The 2010 Annual Meeting of Stockholders of Align Technology, Inc. (“Align”) will be held on Thursday, May 20, 2010, at 10:00 a.m. Pacific Daylight Time at Align’s corporate headquarters located at 881 Martin Avenue, Santa Clara, California 95050. At this year’s Annual Meeting, the agenda includes the following items:

1.	To elect eight (8) directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2010;

3.	To approve amended and restated 2005 Incentive Plan;

4.	To approve the 2010 Employee Stock Purchase Plan; and

5.	To consider such other business as may properly come before the Annual Meeting of Stockholders.

Please refer to the proxy statement for detailed information on each of the proposals and the Annual Meeting. Only stockholders who owned shares of our common stock at the close of business on March 23, 2010 are entitled to attend and vote at the Annual Meeting and any postponements or adjournments of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

ALIGN’S ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 20, 2010

This proxy statement and Align’s annual report on Form 10-K for the year ended December 31, 2009 are available at www.aligntech.com by clicking on “Investor Relations” and then clicking on “Click here for 2010 Annual Meeting/Proxy Material”.

ALIGN TECHNOLOGY, INC.

Roger E. George
Vice President, Corporate and Legal Affairs, General Counsel and Corporate Secretary

April 21, 2010

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement, please vote via the Internet, by telephone or by mailing a proxy card as soon as possible to ensure that your vote is recorded.

i

(continued)

ii

ALIGN TECHNOLOGY, INC.

881 Martin Avenue

Santa Clara, California 95050

PROXY STATEMENT FOR THE

2010 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Q:	Why am I receiving these materials?

A:	Our board of directors is providing these materials to you in connection with the solicitation of proxies for use at Align’s 2010 Annual Meeting of stockholders, which will take place on Thursday, May 20, 2010 at 10:00 a.m. local time, at our corporate headquarters located at 881 Martin Avenue, Santa Clara, California 95050 (referred to in this proxy statement as the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Q:	What information is contained in these materials?

A:	This proxy statement contains important information regarding our Annual Meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures. Align’s 2010 Annual Report on Form 10-K, proxy card and return envelope are also enclosed. These proxy materials are being mailed on or about April 21, 2010 to all of our stockholders as of the record date, which was set by our Board of Directors as March 23, 2010. This proxy statement and Align’s annual report to stockholders for the fiscal year ended December 31, 2009 are available at www.aligntech.com by clicking on “Investor Relations” and then clicking on “Click here for 2010 Annual Meeting/Proxy Materials.”

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four proposals scheduled to be presented at the Annual Meeting, and upon which you are being asked to vote:

•	The election of eight (8) directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified;

•	The ratification of the appointment of PricewaterhouseCoopers LLP as Align’s independent registered public accountants for the fiscal year ending December 31, 2010;

•	Approval of amended and restated 2005 Incentive Plan; and

•	Approval of Align’s 2010 Employee Stock Purchase Plan.

These proposals are discussed in greater detail in this Proxy Statement.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only stockholders of record who owned Align common stock at the close of business on March 23, 2010, the record date for the Annual Meeting, are entitled to receive notice of, and to participate in, the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares of Align common stock that you held on the record date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. As of the record date, 75,607,803 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.

Q:	Who can attend the Annual Meeting?

A:	All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration will begin at 9:30 a.m. If you attend, please know that you may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Q:	What are the voting rights of the holders of Align common stock?

A:	Each share of Align common stock you own as of the record date entitles you to one vote on each matter considered at the Annual Meeting.

Q:	What constitutes a quorum?

A:	A quorum, which is a majority of the outstanding shares of our common stock as of the record date, must be present or represented by proxy in order to hold the Annual Meeting and to conduct business. As of the record date, 75,607,803 shares of common stock, representing the same number of votes, were outstanding. That means that we need the holders of at least 37,803,902 shares of common stock need to be represented for us to have a quorum. Your shares will be counted as present at the Annual Meeting if you attend the Annual Meeting in person. Your shares will be considered present and represented by proxy if you submit a properly executed proxy card or vote via the Internet or by telephone. Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and so are included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What is a broker non-vote?

A:	If your shares are held in street name, your broker or nominee will ask you how you want your shares to be voted. If you provide voting instructions, your shares must be voted as you direct. If you do not furnish voting instructions, one of two things can happen, depending upon whether a proposal is “routine.” Under the rules that govern brokers that have record ownership of shares beneficially owned by their clients, brokers have discretion to cast votes on routine matters, such as the ratification of the appointment of independent registered public accounting firms, without voting instructions from their clients. Brokers are not permitted, however, to cast votes on “non-routine” matters, such as the election of directors, the approval of the amendment to the 2005 Incentive Plan, and the approval of the 2010 Employee Stock Purchase Plan without such voting instructions. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

Q:	How do I vote?

A:	If your shares are registered directly in your own name with Align’s transfer agent, you are considered the stockholder of record and you may vote by submitting a proxy in accordance with the instructions on the enclosed proxy card or by attending the Annual Meeting and voting in person. If you hold shares through a broker or other nominee, rather than directly in your own name, you are considered the “beneficial owner” of shares held in “street name”. You may vote these shares by submitting voting instructions to your broker or other nominee in accordance with the voting instructions provided to you by your broker or other nominee or by obtaining a legal proxy from them authorizing you to vote your shares. We have summarized below the different ways that you can vote. We encourage you to submit your vote via the Internet, by telephone or by mailing a proxy card even if you plan to attend the Annual Meeting to ensure that your shares will be voted even if you end up being unable to attend.

Voting by Mail. Stockholders of record may submit a proxy by completing, signing, dating and returning the enclosed proxy card. Proxy cards submitted by mail must be received prior to the closing of the polls at the Annual Meeting in order for the votes to be recorded. By submitting a proxy card, you are authorizing our

President and Chief Executive Officer and our Vice President, Finance and Chief Financial Officer, who are named on the proxy card as “proxies and attorneys-in-fact,” to vote your shares at the Annual Meeting in the manner you indicate.

Voting via the Internet. Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards until 8:59 p.m. Pacific Time, on May 19, 2010. Most of Align’s stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their broker or other nominee. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s online program for electronic voting. This program provides eligible beneficial owners the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for beneficial owners whose bank or brokerage firm is participating in Broadridge’s program.

Voting by Telephone. Stockholders of record may submit proxies by following the “Vote by Telephone” instructions on their proxy cards until 8:59 p.m. Pacific Time, on May 19, 2010. If you are a beneficial owner, please follow the voting instructions provided to you by your broker or other nominee with respect to telephone voting.

Voting in Person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Annual Meeting. If, however, you are the beneficial owner of shares held in street name, and if you wish to vote at the Annual Meeting, you will need to bring a legal proxy from your broker or other nominee authorizing you to vote your shares.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker or other nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may either:

•	Sign and return another proxy bearing a later date prior to the time we take the vote at the Annual Meeting;

•	Submit a timely and valid Internet or telephone vote on a later date but prior to the time we take the vote at the Annual Meeting;

•	provide written notice of the revocation to:

Corporate Secretary

Align Technology, Inc.

881 Martin Avenue,

Santa Clara, California

95050

prior to the time we take the vote at the Annual Meeting; or

•	attend the Annual Meeting and vote in person. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you are a beneficial owner of shares held in street name, you may either:

•	submit new voting instructions to your broker or other nominee; or

•	if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares at the Annual Meeting, attend the Annual Meeting and vote in person.

Q:	How does the Board recommend that I vote my shares?

A:	Your shares will be voted in accordance with your instructions. If you submit a proxy via the Internet, by telephone or by mail but do not indicate your voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. In summary, the Board recommends a vote:

•	FOR the election of the nominees for director identified in Proposal One;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2010;

•	FOR the approval of the amended and restated 2005 Incentive Plan; and

•	FOR the approval of Align’s 2010 Employee Stock Purchase Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxyholders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. At the date this proxy statement was printed, the Board of Directors had no knowledge of any business other than that described in this proxy statement that would be presented for consideration at the Annual Meeting.

Q:	What vote is required to approve each item?

A:	The vote required and the way the vote is calculated for the proposals is as follows:

Election of directors. The eight (8) director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote either “for” or “withhold” your vote for the director nominees. If you vote “withhold” with respect to the election of one or more directors, your shares will not be voted with respect to the director or directors, although your shares will be counted for purposes of determining whether there is a quorum.

Other Items. For each other item, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from voting on the proposal. A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the approval of PricewaterhouseCoopers LLP as our independent registered public accountants even if the broker does not receive voting instructions from you. Due to certain rules that govern brokers, your broker may not vote your shares on the proposals relating to the election of directors, approval of the amended and restated 2005 Incentive Plan and the adoption of Align’s 2010 Employee Stock Purchase Plan absent instructions from you. Without your voting instructions on these items, a broker non-vote will occur. Broker non-votes, however, are not included in the tabulation of the voting results for proposals requiring the approval of a majority of the votes cast, and, therefore they will not affect the outcome of any of the matters being voted on at the Annual Meeting. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum at the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, and employees of Align. None of these officers, directors or employees will receive special compensation for such services. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We have retained The Altman Group for an estimated fee of $8,500, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies.

Q:	Who will count the vote?

A:	We expect a representative from Computershare will tabulate the proxies and act as inspector of the election.

Q:	Is there any information that I should know regarding future annual meetings?

A:	As a stockholder you may be entitled to present proposals for action at a future annual stockholder meeting.

Proposals intended to be included in the proxy statement. Stockholder proposals that stockholders intend to present at Align’s 2011 Annual Meeting of Stockholders and desire to have included in Align’s proxy materials relating to such meeting must be received by Align no later than December 22, 2010, which is 120 calendar days prior to the anniversary of this year’s proxy statement mailing date, and must be in compliance with applicable laws and regulations (including Rule 14a-8 of the Securities Exchange Act of 1934). If the date of the 2011 Annual Meeting of Stockholders is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of a proposal in Align’s proxy statement will instead be a reasonable time before Align begins to print and mail its proxy materials. Proposals should be addressed to:

Corporate Secretary

Align Technology, Inc.

881 Martin Avenue

Santa Clara, California

95050

Proposals not intended to be included in the proxy statement. If you wish to present a proposal at Align’s 2011 Annual Meeting of Stockholders and the proposal is not intended to be included in Align’s proxy statement, you must give Align advance notice of such proposal in accordance with Align’s Bylaws. Pursuant to Align’s Bylaws, in order for a stockholder proposal to be deemed properly presented, a stockholder must deliver notice of such proposal to Align’s Corporate Secretary, at the address provided above, no earlier than the close of business on January 20, 2011 and no later than the close of business on February 19, 2011. However, if the date of the 2011 Annual Meeting of Stockholders is either more than 30 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, stockholders must give Align notice of any stockholder proposals no earlier than the close of business on the 120th day prior to the annual meeting and no later than the close of business on the later of: (i) the 90th day prior to the annual meeting or (ii) the close of business on the 10th day following the day on which Align first publicly announces the date of the annual meeting.

Q:	What if multiple stockholders share the same address?

A:	To reduce expenses, in some cases, we are delivering one set of voting materials to certain stockholders who share a single address, unless otherwise requested by one of the stockholders. A separate proxy card is included in the voting materials for each of these stockholders. If you have only received one set, you may request separate copies of the voting materials at no additional cost to you by calling us at (408) 470-1000 or by writing to us at Align Technology, Inc., 881 Martin Avenue, Santa Clara, California 94050, Attn: Investor Relations. You may also contact us by calling or writing if you would like to receive separate materials for future annual meetings.

Q:	What is the company’s website address?

A:	Our website address is www.aligntech.com. We make this proxy statement, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended available on our website in the Investor Relations section, as soon as reasonably practicable after electronically filing such material with the SEC.

This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements and other information regarding issuers that are filed electronically with the SEC. Stockholders may obtain free copies of the documents filed with the SEC by contacting our Investor Relations department at by sending a written request to Align Technology, Inc., 881 Martin Avenue, Santa Clara, California 95050, Attn: Investor Relations or by sending an email to investorinfo@aligntech.com

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The first proposal to be voted on at the meeting is the election of directors. The nominees for election at the Annual Meeting are: David E. Collins, Joseph Lacob, C. Raymond Larkin Jr., George J. Morrow, Dr. David C. Nagel, Thomas M. Prescott, Greg J. Santora and Warren S. Thaler. Upon the recommendation of the Nominating and Governance Committee, our Board of Directors has nominated these individuals for election to the Board of Directors. Each director is elected annually to serve until the next annual meeting or until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for election of these nominees. In the event any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the then current Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in such a manner as to assure the election of the nominees named above.

Each nominee, except for Dr. David C. Nagel who was appointed to the Board in July 2009, has served as a director since the last annual meeting of stockholders. Each nominee has consented to serve if elected.

The Board of Directors recommends a vote “FOR” all nominees.

Information Concerning the Nominees

Please review the following information about the nominees.

David E. Collins Age: 75 Director since 2003 Board committees: Audit and Compensation

Mr. Collins has served as a director of Align since April 2003. From 1994 to April 2004, Mr. Collins served as an independent consultant. His most recent operational role was with Schering-Plough Corporation from 1989 to 1994. At Schering-Plough, he created and served as president of a new consumer products division known as HealthCare Products, as well as serving as a member of the Schering-Plough Operations Committee, that company’s senior executive management group. Prior to Schering-Plough, Mr. Collins helped found New York-based venture capital firm Galen Partners. Mr. Collins also spent 26 years with Johnson & Johnson and from 1962 to 1978 he served in a number of roles in the legal department at Johnson & Johnson, including corporate secretary and general counsel. In 1978, Mr. Collins transitioned into a series of executive management roles, including President of McNeil Laboratories, with responsibility for several Latin American subsidiaries, leadership of the worldwide consumer products business and oversight of corporate public relations, investor relations, strategic planning and the government legislative liaison office. In 1982, Mr. Collins became a member of the Johnson & Johnson executive management committee. Mr. Collins also served on the board of directors of Johnson & Johnson and left in 1988 as vice chairman of the board of directors.

For the following reasons, the board concluded that Mr. Collins should serve as a director of Align. Mr. Collins has more than 30 years of business experience in the health care and consumer health products industry. Mr. Collins has demonstrated success in his business and leadership skills, serving as President of Schering-Plough and McNeil Laboratories and on the executive management committee at Johnson & Johnson. With this prior experience, Mr. Collins has considerable knowledge of the complex issues facing global companies and an understanding of what makes businesses work effectively and efficiently. Mr. Collins’ experience as a board member of Johnson & Johnson gives him insight and perspective into how other boards function and enables him to be an effective board member. Mr. Collins’ strong legal background, including teaching courses on ethics and governance, makes him well-suited for our Compensation Committee. In addition, his finance and investment experience make him well-suited for our Audit Committee.

Joseph Lacob Age: 54 Director since 1997 Board committees: Nominating and Governance (Chair) and Technology

Mr. Lacob has served as a director of Align since August 1997 and has been a partner of Kleiner Perkins Caufield & Byers (KPCB), a venture capital firm, since May 1987. Prior to that, Mr. Lacob was an executive with Cetus Corporation (now Chiron), FHP International, a health maintenance organization, and the management consulting firm of Booz, Allen & Hamilton. He serves on the board of directors Orexigen Therapeutics, a biopharmaceutical company focused on the development of pharmaceutical product candidates for the treatment of obesity. He was previously on the boards of eHealth and Nuvasive Inc. Mr. Lacob received his B.S. in Biological Sciences from the University of California at Irvine, his Masters in Public Health from the University of California at Los Angeles and his M.B.A. from Stanford University.

For the following reasons, the board concluded that Mr. Lacob should serve as a director of Align. Mr. Lacob has demonstrated success in his business and leadership skills, serving as a partner of KPCB since 1987. In his role at KPCB, he has gained considerable technology, health care and life sciences industry experience. During his career at KPCB, Mr. Lacob has been closely involved with investments in over fifty life science companies, including the start-up or incubation of a dozen ventures, and with KPCB’s medical technology practice, which includes over thirty therapeutic and diagnostic medical device companies. With this extensive business background, Mr. Lacob also brings considerable finance and investment experience that has proven to be valuable in addressing issues that arise at Align. Mr. Lacob currently serves on the board of directors of another publicly traded company, which gives him insight and perspective into current best practices at the board level and enables him to be an effective board member.

C. Raymond Larkin Jr. (Chairman of the Board) Age: 61 Director since 2004 Board committees: Nominating and Governance	Mr. Larkin has served as a director of Align since March 2004. In February 2006, Mr. Larkin was appointed as chairman of the board of directors. He currently is a Principal of Group Outcome L.L.C., a merchant banking firm concentrating on medical technologies and since July 1, 2006 he has served as a part time Venture Partner at Cutlass Capital, a venture capital firm. Mr. Larkin was previously chairman and chief executive officer at Eunoe, Inc., a medical device company. From 1983 to March 1998, he held various executive positions with Nellcor Puritan Bennett, Inc., a medical instrumentation company, for which he served as president and chief executive officer from 1989 until 1998. Mr. Larkin also held various positions of increasing responsibility at Bentley Laboratories/American Hospital Supply from 1976 to 1983. He serves on the board of directors of Heartware, Inc., a medical device company developing implant devices for the treatment of advanced heart failure. He previously served on the boards of Davita Inc., Hangar Orthopedic Inc. and Cerus Corporation. Mr. Larkin received his B.S. in Industrial Management from LaSalle University.

For the following reasons, the board concluded that Mr. Larkin should serve as a director of Align. Mr. Larkin brings with him considerable business experience in the medical device industry serving as President and CEO of a large public company. In his role as President and CEO of Nellcor Puritan Bennett, Inc., Mr. Larkin took on significant management, strategic and operational responsibilities leading that business through significant growth, including numerous mergers & acquisitions. This operational experience has proven valuable in addressing issues that have arisen at Align. With his knowledge of the medical device and health care industry, Mr. Larkin provides valuable insight to our board. Mr. Larkin’s experience as a board member of various public companies provides Mr. Larkin a deep understanding of the role of the board of directors and positions him well to serve as our Chairman.

George J. Morrow Age: 58 Director since 2006 Board committees: Compensation (Chair)

Mr. Morrow has served as a director of Align since February 2006. He is currently the executive vice president, global commercial operations at Amgen Inc., a global biotechnology company, where he also served as executive vice president of worldwide sales and marketing between 2001 and 2003. From 1992 to 2001, Mr. Morrow held multiple leadership positions at GlaxoSmithKline Inc. and its subsidiaries, including president and chief executive officer of Glaxo Wellcome Inc. Mr. Morrow holds a B.S. in Chemistry from Southampton College, Long Island University, an M.S. in Biochemistry from Bryn Mawr College and an M.B.A. from Duke University.

For the following reasons, the board concluded that Mr. Morrow should serve as a director of Align. As a current executive vice president at Amgen and previously at Glaxo, two large public companies, Mr. Morrow brings to our board of directors considerable business experience in the medical technology industry. As part of the executive leadership at Amgen, Mr. Morrow has front-line exposure to many of the issues facing public companies today, particularly on the operational, regulatory, financial and corporate governance fronts. Mr. Morrow’s leadership skills and experience make him knowledgeable of the complex issues facing global companies today and gives him an understanding of what makes businesses work effectively and efficiently. These skills and experience are extremely valuable to our board of directors and enable Mr. Morrow to be an effective Compensation Committee chairman.

Dr. David C. Nagel Age: 64 Director since 2009 Board committees: Compensation and Technology (Chair)

Dr. David C. Nagel has served as a director of Align since July 2009. Dr. Nagel was president and CEO of PalmSource from 2001 to 2005, now known as ACCESS Systems Americas, Inc., a subsidiary of ACCESS which develops the Palm OS PDA operating system. Dr. Nagel also served as a member of the Palm board of directors. Prior to joining Palm, Dr. Nagel was the chief technology officer at AT&T and president of AT&T Labs from 1996 to 2001. Earlier in his career, Dr. Nagel was senior vice president at Apple Computer where he led the worldwide research and development group responsible for Mac OS software, Macintosh hardware, imaging and other peripheral products development. Before joining Apple, Dr. Nagel was head of NASA human factors research at NASA’s Ames Research Center. Dr. Nagel holds B.S. and M.S. degrees in engineering and a Ph.D. in perception and mathematical psychology, all from UCLA.

For the following reasons, the board concluded that Dr. Nagel should serve as a director of Align . Dr. Nagel has considerable business experience in the technology industry serving as president and chief executive officer of

PalmSource and chief technology officer at AT&T. Dr. Nagel’s drive for innovation, evidenced during his tenure at PalmSource, AT&T and Apple, enhances the knowledge of our board of directors and provides useful insights to management in connection with our focus on technology innovation. Dr. Nagel’s experience as a board member of various public companies, including as member or chairman of their compensation committees, gives him insight and perspective into current best practices at the board and compensation committee level and enables him to be an effective contributing member.

Thomas M. Prescott Age: 54 Director since 2002 No Board committees

Mr. Prescott has served as our President and Chief Executive Officer and a member of the board of directors since March 2002. Prior to joining Align, Mr. Prescott was president and chief executive officer of Cardiac Pathways, Inc. from May 1999 to August 2001 and a consultant for Boston Scientific Corporation from August 2001 to January 2002 after its acquisition of Cardiac Pathways in August 2001. Prior to Cardiac Pathways, Mr. Prescott held various sales, general management and executive roles at Nellcor Puritan Bennett, Inc. from April 1994 to May 1999, and various management positions at GE Medical Systems from October 1987 to April 1994. In addition, Mr. Prescott served in sales, marketing and management roles at Siemens from December 1980 to July 1986. He received his B.S. in Civil Engineering from Arizona State University and Masters in Management from Northwestern University.

For the following reasons, the board concluded that Mr. Prescott should serve as a director of Align. As CEO, Mr. Prescott is the only officer to sit on our board. With over 8 years of experience at our company, he has deep knowledge and understanding of Align and its business. Mr. Prescott’s prior experience as CEO of another publicly traded medical device company demonstrates his leadership capability and business acumen. His experience with strategic and operational issues in the life sciences industry along with his service on the board of directors of other companies in this industry gives him insight into the issues facing this industry and brings valuable expertise to our board of directors.

Greg J. Santora Age: 58 Director since 2003 Board committees: Audit (Chair)

Mr. Santora has served as a director of Align since July 2003. Mr. Santora served as Chief Financial Officer at Shopping.com, a provider of internet-based comparison shopping resources, from December 2003 until September 2005. From 1997 through 2002, he served as Senior Vice President and Chief Financial Officer for Intuit, Inc., a provider of small business and personal finance software. Prior to Intuit, Mr. Santora spent nearly 13 years at Apple Computer in various senior financial positions including senior finance director of Apple Americas and senior director of internal consulting and audit. Mr. Santora, who began his accounting career with Arthur Andersen L.L.P., has been a CPA since 1974. He serves on the board of directors of Taleo Corporation, a provider of on-demand talent management solutions. He previously served on the board of directors of Digital Insight Corporation. Mr. Santora holds a B.S. in Accounting from the University of Illinois and an M.B.A. from San Jose State University.

For the following reasons, the board concluded that Mr. Santora should serve as a director of Align. Mr. Santora is an experienced financial leader with over 35 years of finance and accounting experience gained through his education and work at a major accounting firm and his later positions as chief financial officer of Intuit and Shopping.com. The compliance, financial reporting and audit expertise Mr. Santora gained in his senior finance and operations roles, including as chief financial officer, has proven valuable in addressing issues that have arisen at Align during Mr. Santora’s tenure as Audit Committee chairman. Mr. Santora also serves on the board of directors and audit committee of another publicly traded company, which gives him insight and perspective into current best practices with respect to finance organizations and the audit committee function.

Warren S. Thaler Age: 47 Director since 2004 Board committees: Audit, Nominating and Governance, and Technology

Mr. Thaler has served as a director of Align since June 2004. Since 2001, Mr. Thaler has been President of Gund Investment Corporation, an investment firm owned by Gordon Gund with holdings in real estate as well as public and private equity securities. Since 1990, Mr. Thaler has served on the boards of several privately held companies owned by the Gund family. From 1990 to 2005, Mr. Thaler was on the boards of the Cleveland Cavaliers and Gund Arena Company and from 2001 to 2005 represented the Cleveland Cavaliers as its Alternate Governor at meetings of the National Basketball Association’s Board of Governors. Mr. Thaler received his B.A. from Princeton University and his M.B.A. from Harvard University.

For the following reasons, the board concluded that Mr. Thaler should serve as a director of Align. Mr. Thaler’s demonstrated executive level management skills make him an important advisor to our board. His success in building businesses as well as his finance and investment experience gained at Gund and through his education makes Mr. Thaler well suited for our Audit Committee. Mr. Thaler’s business background makes him a valuable component of a well rounded board and a key member of the board’s audit, nominating and governance, and technology committees.

There are no family relationships between any director or executive officer.

CORPORATE GOVERNANCE

Corporate Governance Policies and Practices

Align has instituted a variety of policies and practices to foster and maintain responsible corporate governance, including the following:

Corporate Governance Guidelines—Our board of directors has set forth its corporate governance practices in the Corporate Governance Guidelines of Align Technology, Inc., a copy of which is available on the Investor Relations section of our website located at http://investor.aligntech.com. Selected provisions of the guidelines are detailed below.

Board Committee Charters—Each committee has adopted a written charter that establishes practices and procedures for such committee in accordance with applicable corporate governance rules and regulations. These charters are available on the Investor Relations section of our website located at http://investor.aligntech.com.

Code of Ethics—Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of Align, including Align’s principal executive officer, principal financial officer and controller. This Code is intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics is available on the Investor Relations section of our website located at investor.aligntech.com. Stockholders may request in writing free printed copies of our Code of Ethics from Align Technology, Inc., 881 Martin Avenue, Santa Clara, California 95050, Attn: Investor Relations or by sending an email to investorinfo@aligntech.com. We will post on our website at http://investor.aligntech.com any amendments to our Code of Business Conduct and Ethics, as well as any waivers to our Code of Business Conduct and Ethics that are required to be disclosed by the rules of the Securities and Exchange Commission or the NASDAQ Stock Market LLC.

Stock Ownership Guidelines.

•

Director Stock Ownership Guidelines. The guidelines provide that each director should own shares of Align’s common stock equal in market value to three times the cash portion of the board’s annual retainer. The guideline for the Chairman of the Board is equal to the amount calculated for each of the other non-executive members of the board of directors. By way of example, assuming the cash portion of the Board’s annual retainer is $40,000, the target ownership level for a director, including the Chairman, would be $120,000. Directors are expected to attain the minimum level of target ownership within a period of five years from the effective date of the policy. Any new director will be expected to attain the minimum level of target ownership within a period of five years from the date he or she is first elected to the Board. All directors, with the exception of Dr. Nagel who was appointed to the Board in July 2009, are in compliance with the policy.

•

Executive Officer Stock Ownership Guidelines. The target ownership guideline set for each executive is based on that person’s relative level of seniority and responsibility. For Mr. Prescott, the ratio is 1.5 times his annual base salary. For Mr. Arola, the ratio is .75 times his annual base salary. For each other executive officer, the ratio is .5 times such officer’s annual base salary. Once established, an executive officer’s target ownership guideline does not re-adjust automatically as a result of changes in his or her base salary or changes in the price of the company’s stock. Executive officers are required to achieve the guideline within five years of becoming an executive officer, or, in the case of persons who were executive officers at the time the guidelines were adopted, within five years of the date of adoption of the guidelines. Currently, each executive officer is in compliance with the stock ownership guidelines.

For purposes of this policy, “ownership” includes:

•	shares of Align common stock held directly by the director or officer or in trust for the benefit of the director or officer or his or her family member living in the same household,

•	50% of the gain on vested in-the-money stock options, and

•	shares of underlying Align restricted stock units held directly by a director or officer, whether or not yet vested.

The term “ownership” does not include unvested options to purchase common stock.

Director Independence

In accordance with the Nasdaq listing standards, the board undertook its annual review of the independence of its directors and considered whether any director had a material relationship with Align or its management that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the board affirmatively determined that David E. Collins, Joseph Lacob, C. Raymond Larkin Jr., George J. Morrow, Dr. David C. Nagel, Greg J. Santora and Warren S. Thaler are “independent directors.”

Mr. Thaler is the President of Gund Investment Corporation, an investment firm owned by Gordon Gund. As of March 31, 2010, Mr. Gund was the beneficial owner of approximately 11% of the shares of our outstanding common stock. After considering this information, the Board determined that Mr. Thaler’s employment by Gund Investment Corporation does not constitute a material relationship that affects Mr. Thaler’s independence.

Board of Directors Role and Structure

Board Member	Board	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
David E. Collins	✓	✓	✓
Joseph Lacob	✓			Chair	✓
C. Raymond Larkin Jr.	Chair			✓
George J. Morrow	✓		Chair
Dr. David C. Nagel	✓		✓		Chair
Thomas M. Prescott	✓
Greg J. Santora	✓	Chair
Warren S. Thaler	✓	✓		✓	✓
Number of Meetings held in 2009	13(1)	12	10	4	0+

(1)	There were 6 regularly scheduled meetings and 7 special meetings.
+	The Technology Committee was formed in August 2009. No meetings were held in 2009. Meetings have been scheduled for 2010.

Role of Board of Directors. The board of directors has responsibility for reviewing our overall performance rather than day-to-day operations. The board’s primary responsibility is to oversee the management of Align and, in so doing, serve the best interests of Align and its stockholders. The board selects, evaluates and provides for the succession of executive officers and, subject to oversight by the Nominating and Governance Committee, the board nominates for election at annual stockholder meetings individuals to serve as directors of Align and elects individuals to fill any vacancies on the board. It reviews corporate objectives and strategies, and evaluates and approves significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on Align. Management keeps the directors informed of company activity through regular written reports and presentations at board and committee meetings.

Board Leadership Structure; Executive Sessions. We currently separate the roles of chief executive officer (CEO) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting our strategic direction and the day-to-day leadership and performance of the company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for board meetings and presides over meetings of the full board. We believe that this separation of duties allows the CEO and Chairman to most efficiently use their time and to most effectively fulfill their respective responsibilities, which are critical to the future success of the company. While our bylaws and corporate governance guidelines do not require that our chairman and CEO positions be separate, the board believes that having separate positions and having an independent outside director serve as chairman is the appropriate leadership structure for Align at this time. Our Corporate Governance Guidelines provide that the independent directors of the board will meet in executive session at least twice a year.

The Board’s Role in Risk Oversight. Management is responsible for the day-to-day management of risks the company faces, while the board, as whole and through its committees, has responsibility for the oversight of risk management. In its risk management role, the board of directors has the responsibility to satisfy itself that the risk management processes implemented by management are adequate and functioning as designed. As a critical part of this risk management oversight role, the board encourages full and open communication between management and the board of directors. Our chairman meets regularly with our president and CEO and other senior members of management to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address any questions or concerns raised by the board on risk management-related and other matters. The board of directors regularly receives presentations from senior management on strategic matters involving our operations to enable it to understand our risk identification, risk management and risk mitigation strategies. The board also holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.

While the board is ultimately responsible for risk oversight at Align, our committees assist the board in fulfilling its responsibilities in certain areas of risk. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership, and structure. When a committee receives a report, the chairman of the committee discusses it with the full board during the committee reports portion of the next board meeting. This enables to the board to coordinate the risk oversight role.

Meetings of the Board of Directors. For the period of his board service in 2009, each director attended at least 75 percent of the aggregate of the total number of meetings of the board and the committees on which he serves, except that Mr. Lacob attended in the aggregate 70 percent of these meetings due to scheduling conflicts. Mr. Lacob was briefed in advance of the meetings of the business to be considered and subsequently received an update after the meetings. There were six regularly scheduled meetings and seven special meetings of the board of directors.

Process for Identifying and Evaluating Nominees and Relevant Criteria. The Nominating and Governance Committee considers candidates for board membership suggested by board members, management and stockholders of Align. The Nominating and Governance Committee has also retained from time to time a third-party executive search firm to identify independent director candidates. In considering candidates for director nominee, the Nominating and Governance Committee generally assembles all information regarding a candidate’s background and qualifications. While Align does not have a formal diversity policy for board membership, the board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. The Nominating and Governance Committee considers, among other factors, diversity with respect to perspectives, backgrounds, skills, experience, and community involvement in its evaluation of candidates for board membership. Such diversity considerations are discussed by the Nominating and Governance Committee in connection with the general qualifications of each potential nominee. The Nominating and Governance Committee, in its discretion, may designate one or more of its members to interview any candidate. In addition, the Nominating and Governance Committee may seek input from Align’s management or the board, who may interview any candidate. The Nominating and Governance Committee recommends director nominees to the board based on its assessment of overall suitability to serve on the board in accordance with Align’s policy regarding nominations and qualifications of directors.

The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for apposition on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills and experience that are complementary to those of the existing board;

•	the ability to assist and support management and make significant contributions to Align’s success; and

•	an understanding of the fiduciary responsibilities that is required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholder Recommendation of Nominees. Under our Corporate Governance Guidelines, the Nominating and Governance Committee is required to consider recommendations for candidates to the board of directors from stockholders holding at least 1% of the total outstanding shares of Align common stock (stockholders must have held such common stock continuously for at least 12 months prior to the date of the submission of the recommendation). The Nominating and Governance Committee will consider persons recommended by Align’s stockholders in the same manner as a nominee recommended by the board of directors, individual board members or management.

A stockholder may also nominate a person directly for election to the board of directors at an annual meeting of our stockholders provided their proposal meets the requirements set forth in our bylaws and the rules and regulations of the SEC related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to the board of directors at an annual meeting, is described above in the answer to the question “Is there any information that I should know regarding future annual meetings?”

Annual meeting attendance. Align encourages, but does not require, board members to attend the annual stockholder meeting. Last year, two directors, including our chairman, attended our annual meeting of stockholders.

Committees

Audit Committee. The purpose of the Audit Committee is to, among other things, oversee and monitor our accounting and financial reporting processes, our financial statement audits, the qualifications, independence and performance of our independent auditors and our internal accounting and financial controls; to pre-approve audit and non-audit services; to provide oversight and monitor our Internal Audit Department; to review, approve and monitor our Code of Business Conduct and Ethics; to oversee and review our risk management policies; and to establish procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. None of the Audit Committee members are employees of Align, and our board of directors has determined that each member is independent within the meaning of the Nasdaq listing standards and the rules and regulations of the SEC. Our board of directors has determined that Mr. Santora is qualified as an “audit committee financial expert” within the meaning of the rules of the SEC and has confirmed that the other members of the Audit Committee are able to read and understand financial statements. The report of the Audit Committee for 2009 is included in this proxy statement. The Audit Committee has adopted a written charter approved by the board of directors, a copy of which is available on our website at http://investor.aligntech.com.

Compensation Committee. The primary goal of the Compensation Committee is to ensure that the company’s compensation programs successfully align the interest of employees, including executive officers, with those of the company’s stockholders in order to maximize stockholder value over time. In carrying out this objective, the Compensation Committee is responsible for reviewing and administering all compensation arrangements for executive officers, and reviewing general compensation goals and guidelines for Align’s employees and the criteria for which bonuses are to be determined. The Compensation Committee also assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Compensation Committee may form and delegate authority to subcommittees when appropriate, although no such delegation is currently in effect. None of the Compensation Committee members are employees of Align, and our board of directors has determined that each member is independent within the meaning of the Nasdaq listing standards. The report of the Compensation Committee for 2009 is included in this proxy statement. The Compensation Committee has adopted a written charter approved by the board of directors, a copy of which is available on our website at http://investor.aligntech.com.

Risk Considerations

In fulfilling its role in assisting the board in its risk oversight responsibilities, the Compensation Committee believes that the various elements of our compensation program mitigates against and do not encourage excessive risk taking and instead encourages behaviors that support sustainable value creation. Specifically, the Compensation Committee reviewed the following design features of our compensation programs that guard against excessive risk-taking:

•

our compensation program is designed to provide a balanced mix of cash and equity, annual, and longer-term incentives in order to encourage strategies and actions that are in Align’s long-term best interests;

•	base salaries are consistent with an employee’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•

we establish performance goals under our annual cash incentive plan that we believe (A) are reasonable in light of past performance and market conditions, (B) encourage success without encouraging excessive risk taking to achieve short-term results, and therefore do not encourage unnecessary or excessive risk-taking;

•

the performance goals that determine payouts under our annual cash incentive plans are company-wide in order to encourage decision-making that is in the best long-term interests of Align and our stockholders as a whole;

•

the performance goals under our annual cash incentive plan include the achievement of non-financial, key strategic objectives that put an emphasis on the achievement of results intended to build value over the longer-term;

•

under our annual cash incentive plans, achievement of performance goals at levels below full target reduces only the payout related to that goal, not the other goals, and therefore does not result in an “all-or-nothing” approach;

•	each performance goal under our annual cash incentive plan has a maximum cap on achievement;

•	the Compensation Committee has discretion over annual cash incentive program payouts;

•

we use a mix of stock options and RSUs for long-term incentive awards and since RSUs retain value even in a depressed market employees are less likely to take unreasonable risks to get, or keep, options “in the money”;

•

stock options become exercisable over a four year period and remain exercisable for up to ten years (seven years for options issued after February 2010) from the date of grant, encouraging employees to look to long-term appreciation in equity values;

•	time-based vesting is also used for awards of RSUs which encourages employees to focus on sustained stock price appreciation; and

•	executive officers are subject to share ownership and retention guidelines.

Compensation Committee Interlocks and Insider Participation.

No member of the Compensation Committee of the board of directors was at any time, since the formation of Align, an officer or employee of Align. No executive officer of Align serves as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on Align’s board of directors or Compensation Committee.

Nominating and Governance Committee. The Nominating and Governance Committee is expected to identify, evaluate and recommend nominees to the board of directors as well as evaluate the composition, organization and governance of the board of directors and its committees and develop and recommend corporate governance principles and policies applicable to Align. The Nominating and Governance Committee has adopted a written charter approved by the board of directors, a copy of which is available on our website at http://investor.aligntech.com.

Technology Committee. The Technology Committee is expected to review Align’s technology and development activities and oversee and advise the board of directors on matters of innovation and technology. The Technology Committee has adopted a written charter approved by the board of directors, a copy of which is available on our website at http://investor.aligntech.com.

Stockholder Communications with Board of Directors

Stockholders may communicate directly with the non-management directors of Align by sending an email to board@aligntech.com. Our General Counsel monitors these communications and ensures that appropriate summaries of all received messages are provided to the board of directors at its regularly scheduled meetings. In addition, the Chairman of the Nominating and Governance Committee has access to this email address and may monitor communications at his option. Where the nature of a communication warrants, our General Counsel may decide to obtain the more immediate attention of the appropriate committee of the board of directors or a non-management director, or Align’s management or independent advisors. After reviewing stockholder messages, our board of directors will determine whether any response is necessary or warranted.

Director Compensation

Cash Compensation. Our standard cash compensation plan for non-employee directors is as follows:

Description	Current Fee
Annual retainer for Chairman of the board of directors (1)	$ 210,000
Monthly retainer for membership on the board of directors (excluding the Chairman of the board)	$ 3,000
Additional monthly retainer for Chair of Audit and Compensation Committees	$ 1,500
Additional monthly retainer for Chair of Technology Committee	$ 833
Additional monthly retainer for Chair of Nominating and Governance Committee	WAIVED(2)
Each face to face meeting of the board of directors	$ 1,500
Each telephonic meeting of the board of directors	$ 750
Each face to face Committee meeting	$ 1,000
Each telephonic Committee meeting	$ 500

(1)	The Chairman of the Board does not receive any compensation for board or committee attendance other than the annual retainer.
(2)	The current Chair of our Nominating and Governance Committee is Joseph Lacob. Mr. Lacob waives all fees related to his service on the board and its committees.

Equity Compensation.

Automatic Grant Program

Under the Automatic Grant Program of our 2005 Incentive Plan, each non-employee director who has served as a director for at least six months receives an automatic option grant for 10,000 shares of common stock plus an award of 3,000 restricted stock units on the date of each annual meeting of stockholders during his period of continued service on the board. The shares vest upon the earlier of (i) the one year anniversary of the grant date and (ii) the date of the next annual meeting of stockholders following the grant date. New non-employee members of the board of directors receive an initial automatic grant of 30,000 shares of common stock. These shares vest in successive equal annual installments over the first four years of service on the board of directors. Discretionary equity incentive awards may also be made to non-employee members of the board of directors.

In 2009, pursuant to our Automatic Grant Program, each of Messrs. Collins, Lacob, Morrow, Santora and Thaler received an option to purchase 10,000 shares of common stock having an exercise price of $11.81 per share and 3,000 restricted stock units. Assuming the continued service of the director, each of these equity awards will vest 100% on May 20, 2010.

Pursuant to the Automatic Grant Program, upon Dr. Nagel’s appointment to the board in July 2009 he received an initial grant of an option to purchase 30,000 shares of common stock with an exercise price of $10.00 per share. This award vests in four successive equal annual installments, commencing July 2010. Dr. Nagel also received a discretionary grant of an option to purchase 10,000 shares of common stock described below.

Each outstanding option under the Automatic Grant Program will become fully vested and immediately exercisable upon (i) certain changes in ownership or control of Align or (ii) the death or permanent disability of the optionee while serving as a member of Align’s board of directors. Upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock, each such option may be surrendered to Align for a cash distribution per surrendered option share in an amount equal to the excess of (a) the tender offer price paid per share of common stock over (b) the exercise price payable for the share underlying such option.

Discretionary Grants

In connection with Mr. Larkin’s service as Chairman of the Board of Directors, in February 2009, Mr. Larkin received a discretionary grant of an option to purchase 15,000 shares of common stock with an exercise price of $7.81 per share and a discretionary grant of 5,000 restricted stock units. Each of these awards was fully vested in February 2010. In February 2010, Mr. Larkin received a discretionary grant of an option to purchase 15,000 shares of common stock with an exercise price of $17.94 per share and a discretionary grant of 5,000 restricted stock units. Assuming the continued service of Mr. Larkin, each of these awards will vest 100% in February 2011, the one year anniversary of the date of grant. Mr. Larkin will not receive any awards in 2010 under the Automatic Grant Program.

Upon Dr. Nagel’s appointment to the board in July 2009, in addition to the automatic grant described above, Dr. Nagel also received a discretionary grant of an option to purchase 10,000 shares of common stock with an exercise price of $10.00 per share. This award vests in four successive equal annual installments, commencing July 2010.

2009 Director Compensation. The table below summarizes the compensation paid by Align to non-employee directors for the year ended December 31, 2009. Mr. Thomas M. Prescott, our President and Chief Executive Officer, is not included in this table because he is an employee of Align and, as such, receives no compensation for his service on the board of directors. The compensation received by Mr. Prescott is shown in the Summary Compensation Table on page 39.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (2)	Total ($)
David E. Collins	61,500	35,430	59,914	156,844
Joseph Lacob (3)	0	35,430	59,914	95,344
C. Raymond Larkin Jr. (4)	210,000	39,050	58,299	307,349
George J. Morrow	72,750	35,430	59,914	168,094
Dr. David C. Nagel	32,498	0	208,396	240,894
Greg J. Santora	74,750	35,430	59,914	170,094
Warren S. Thaler	58,250	35,430	59,914	153,594

(1)	The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units. Assumptions used in the calculations of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010. There can be no assurance that the grant date fair value amounts will ever be realized. The restricted stock unit awards are time based awards, and are not subject to performance conditions.
(2)	The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock option awards. Assumptions used in the calculations of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010. There can be no assurance that the grant date fair value amounts will ever be realized.
(3)	Mr. Lacob waived the payment of fees for his services to the board and its committees.
(4)	Mr. Larkin is the Chairman of the Board. The Chairman of the Board does not receive any compensation for board or committee attendance other than the annual retainer.

The aggregate number of options awards and the aggregate number of stock awards outstanding at December 31, 2009 for each non-employee director is as follows:

Name	Option Awards	Stock Awards
Mr. Collins	30,000	3,000
Mr. Lacob	38,000	3,000
Mr. Larkin	143,000	5,000
Mr. Morrow	105,000	3,000
Dr. Nagel	40,000	0
Mr. Santora	129,000	3,000
Mr. Thaler	105,000	3,000

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTANTS

The Audit Committee of the board of directors has selected PricewaterhouseCoopers LLP, independent registered public accountants (“PwC”), to audit the financial statements of Align for the year ending December 31, 2010. In making its recommendation to appoint PwC as Align’s independent registered public accountants, the Audit Committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence.

Although stockholder ratification of the selection of PwC as our independent registered public accountants is not required by our Bylaws or any other applicable law, the Audit Committee is submitting the selection of PwC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee, at its discretion, may direct the appointment of a different firm to act as our independent registered public accountants at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Representatives of PwC are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for 2009 and 2008

The following table presents fees for professional services rendered by PwC for the audit of Align’s annual financial statements for 2009 and 2008 and fees billed for audit-related services and tax services rendered by PwC for 2009 and 2008:

	2009	2008
Audit fees (1)	$992,311	$1,214,078
Audit-related fees (2)	$67,580	$73,895
Tax fees (3)	$284,577	$20,140

Total fees:	$1,344,468	$1,308,113

(1)	Audit fees—These are fees for professional services performed by PwC for the annual audit of Align’s financial statements and review of financial statements included in Align’s quarterly filings, and services that are normally provided in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statute or regulation.
(2)	Audit-related fees—These are fees for technical advisory consultations performed by PwC that are reasonably related to the performance of the audit or review of Align’s financial statements and are not reported under “Audit fees”.
(3)	Tax fees—These are fees for professional services performed by PwC with respect to tax compliance, tax advice and tax planning.

Audit Committee’s Policy of Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants subject to limited discretionary authority granted to our Chief Financial Officer. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval and the fees for the services performed to date. All PwC services in 2009 and 2008 were pre-approved by the Audit Committee.

The Board of Directors recommends that stockholders vote “FOR” the ratification of PricewaterhouseCoopers LLP as Align’s independent registered public accountants for the year ending December 31, 2010.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the board of directors with respect to Align’s audited financial statements for the year ended December 31, 2009, which include the consolidated balance sheets of Align as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years ended December 31, 2009, and the notes thereto.

In accordance with the written charter adopted by the board of directors of Align, the purpose of the Audit Committee is to assist the board of directors in its oversight and monitoring of:

•	the integrity of the Align’s financial statements;

•	Align’s compliance with legal and regulatory requirements;

•	the independent registered public accountant’s qualifications, independence and performance;

•	adequacy of Align’s internal accounting and financial controls; and

•	Align’s internal audit department.

The full text of the Audit Committee’s charter is available on the Investor Relations section of Align’s website (www.aligntech.com). The Audit Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC and the Nasdaq listing standards.

In carrying out its responsibilities, the Audit Committee, among other things, is responsible for:

•

providing guidance with respect to Align’s relationship with the independent auditors, including having the responsibility for their appointment, compensation and retention; reviewing the results and audit scope; and approving audit and non-audit services;

•	reviewing and discussing with management the quarterly and annual financial reports;

•	Align’s risk management policies; and

•	overseeing management’s implementation and maintenance of effective systems of internal controls.

The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended (AICPA, Professional Standards, Vol. 1, AU section 380)), as adopted by the Public Company Accounting Oversight Board.

Before selecting PricewaterhouseCoopers LLP as Align’s independent auditors for fiscal 2009, the Audit Committee carefully considered PricewaterhouseCoopers LLP’s qualifications as independent accountants. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters to be considered under the SEC’s rules regarding auditor independence, including the nature and extent of non-audit services, to ensure that the accountants’ independence will not be impaired. In addition, the Audit Committee has received the written disclosures and the letter required from the independent accountants required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee of our board of directors has determined that the provision of services by PricewaterhouseCoopers LLP of non-audit related services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent accountants.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include Align’s audited consolidated financial statements in Align’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Respectfully submitted by:
AUDIT COMMITTEE
Greg J. Santora, Chair
David E. Collins
Warren S. Thaler

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this Compensation Discussion and Analysis we discuss and analyze the manner and context in which compensation is awarded to and earned by our named executive officers. This discussion is intended to provide perspective for the data presented in the tables and narrative that follow. Our named executive officers (which we refer to as our NEOs) for 2009 are:

Name	Title
Thomas M. Prescott	President & CEO
Kenneth B. Arola	Vice President, Finance & CFO
Len M. Hedge	Senior Vice President, Business Operations
Sheila Tan	Vice President, Marketing & Chief Marketing Officer
Gil Laks	Former Vice President, International *

*	In January 2010, we announced the addition of an international distributor for smaller country markets in Europe, the Middle East and Africa (EMEA). Mr. Laks left Align on March 31, 2010 to take on a new role as owner of the new EMEA distributor. No successor to Mr. Laks has been announced.

Executive Compensation Philosophy and Core Objectives

Align’s executive compensation program is designed to effectively link the actions of our executives to business outcomes that drive value for stockholders. We believe that the most effective way to achieve this goal is to reward meeting or surpassing annual financial targets (short-term performance) and multi-year key strategic priorities (both short and longer-term performance). With this philosophy as our foundation, the following principles guide our compensation decisions:

•	Offer competitive compensation. We seek to provide competitive compensation opportunities to attract, retain and incent superior talent.

•

Reward performance. A significant portion of total compensation for NEOs is tied to the achievement of financial and strategic objectives. We believe that this supports our pay-for-performance philosophy by directly and substantially linking rewards to the achievement of measurable financial targets and a shared set of critical strategic priorities. By also rewarding individual performance, we seek to create a meritocracy.

•	Link the interests of our executives with those of our stockholders.

•

A significant portion of total compensation for NEOs is tied to the achievement of financial and strategic objectives. This structure is designed to focus decision-making and behavior on goals that are consistent with Align’s overall strategy. We believe that this links the actions of our executives to business outcomes that increase stockholder value.

•	A significant portion of the total compensation paid to our NEOs is in the form of long-term equity-based compensation. This serves to further link long-term stockholder and executive interests.

•	We have change of control provisions with each of our NEOs. This serves to ensure that our executives would not be biased against pursuing an acquisition that was favorable to our stockholders.

2009 Business Background.

Despite the challenges in 2009 associated with weakness in consumer spending as a result of the dramatic slowdown in the United States and other global economies, we had many significant accomplishments:

•	Record revenue. In one of the most difficult operating environments in recent memory, Align’s leadership delivered record revenue of $312.3 million in 2009 compared to $304 million in 2008.

•	Continued growth in international markets. International revenue increased from 20% of total revenue in fiscal 2008 to 23% of total revenue in fiscal 2009.

•

Strong gross margin performance. We continued to have strong gross margins driven primarily by the favorable impact of higher case volumes and the resulting manufacturing efficiencies as well as higher average selling prices for our products.

•

Delivered significant overall improvement in operating margin. Significant improvement in non-GAAP operating margins reflecting higher case volume, increased manufacturing efficiencies, as well as our continued focus on diligent expense management.

•

Successful introduction of new products and product enhancements. Launched in July 2008, Invisalign Teen represented 13% of our total cases shipped in the fourth quarter of 2009. In addition, the number of cases of Invisalign Assist shipped grew approximately 80% in the fourth quarter of 2009 compared to the third quarter of 2009. We also released, on our entire product line, the largest set of new product features and enhancements to date.

These positive accomplishments despite the challenges to our business due to the weakness in the global economies were carefully considered by the Compensation Committee in its review of fiscal 2009 executive compensation and in setting 2010 compensation.

Highlights of Compensation Committee Actions

The following actions taken by the Committee for 2009 and 2010 relate to the compensation of our NEOs:

2009 Highlights.

•

In January 2009, the Compensation Committee reviewed management’s plan to respond to a forecasted drop in annual revenue. Among the measures recommended by management was a company-wide freeze on merit base salary increases, including for each named executive officer. The Compensation Committee agreed with this action. The Compensation Committee, however, did recommend an approximately $20,000 increase to Mr. Laks’ base salary in consideration of Mr. Laks’ 2008 base salary being below base salaries for comparable positions.

•

We reduced the 2009 equity award values as compared to 2008, due principally to the general stock market decline and the decline in our stock price during 2008 and consistent with our commitment to limit our equity dilution.

•

We adopted a new executive cash incentive compensation (bonus) plan for 2009. The plan was designed to more closely align and reward the executive officers for achieving and surpassing the financial goals set by the Compensation Committee and board and to a lesser extent the achievement of key strategic measures.

•	As a result of the record revenue and the operating leverage we generated, above-target cash incentive awards were paid to all executive officers.

2010 Highlights.

•

Based on an assessment and analysis of our performance compared to that of our peer group over a three year period, the Compensation Committee determined to set executive compensation more in line with our philosophy of “paying for performance”. As a result, we revised our approach to setting target base salary and target total direct compensation as discussed below in “The Principal Components of Compensation for our Executive Officers—How we determine Compensation—Role of Competitive Data and Compensation Committee’s Discretion”. We accordingly set base salary for 2010 in line with this approach.

•	After considering Align’s performance relative to our peer group, 2009 financial performance, and the scope of roles and responsibilities at Align, we increased base salaries from 2009 levels.

•	We also granted annual equity incentive awards.

How We Implement and Manage our Executive Compensation Programs

Role of Compensation Committee.

In carrying out its responsibilities, the Compensation Committee:

•	sets Align’s overall compensation philosophy, which is reviewed and approved by the board of directors;

•	reviews and approves our compensation programs design and monitors the execution of these programs;

•	reviews and approves all equity compensation awards for our employees, including our executive officers;

•	reviews and approves all cash based compensation arrangements for our executive officers (other than our CEO); and

•	reviews and recommends to our board of directors all cash based compensation arrangements for our CEO.

Role of Compensation Consultant.

The Committee engages its own independent advisors to assist in carrying out its responsibilities. During the first half of 2009, the Committee engaged Watson Wyatt (now Towers Watson), a consulting firm that provides compensation advisory services, to support their responsibilities in determining executive compensation and related programs. In 2009, Watson Wyatt assisted the Committee’s executive compensation-setting process by:

•	Analyzing whether the compensation packages of our executive officers were consistent with our compensation philosophy and competitive within the market relative to our peer companies;

•	Assisting in the design of our compensation programs for executives and board members, including discussing evolving compensation trends;

•	Reviewing the effectiveness of our compensation programs; and

•	Compiling and providing market data to assist in setting our compensation plan parameters and measures.

Watson Wyatt also attended meetings of the Committee from time to time and communicated outside of meetings with members of the Committee and management with respect to the assessment of compensation packages for our executive officers. Other than its role as consultant to the Committee, Watson Wyatt performed no work for the company.

After 2009 compensation levels were established, the Committee decided to review its compensation consultant alternatives. The Committee met with and ultimately selected and engaged Compensia, Inc. to assist the Committee on compensation matters going forward. Compensia was selected based on their knowledge of relevant industries, market trends and their depth and breadth of experience with technology companies.

Role of Executive Officers and Others.

In designing the various elements of our compensation program and determining actual compensation awards, the Compensation Committee draws upon the expertise of various individuals on matters that fall within their respective realms of responsibility. In order to provide comprehensive support to the Compensation Committee, the vice president in charge of the human resource department, currently our Senior Vice President, Business Operations, attends the meetings. Our CFO also attends Compensation Committee meetings as one of the ways in which he, like the CEO, assures himself that our CD&A is correct so that he can provide the certification required by Section 302 of the Sarbanes-Oxley Act. In the course of a Committee meeting, he may also be called upon to explain details of financial results relevant to incentive compensation or other financial measures or accounting rules. The General Counsel and outside legal counsel are generally available at meetings to provide input on the legal and regulatory environment and to assist in the preparation of minutes. Any executive officer who participates in Compensation Committee meetings leaves the meetings during discussions and deliberations of individual compensation actions affecting them personally and during the Compensation Committee’s executive sessions.

Our CEO’s role is to advise the Committee regarding the alignment and weighting of our performance measures under our annual cash incentive (bonus) awards with our overall strategy, the impact of the design of our equity incentive awards on our ability to attract, motivate and retain highly talented executives and the competitiveness of our compensation program. After the end of the year, the CEO reviews each executive officer’s performance as well as the company’s performance against the pre-established financial targets and critical strategic priorities. The CEO then presents this assessment to the Compensation Committee and makes his recommendations with respect to the appropriate base salary, annual bonus payments and grants of long-term equity incentive awards for all executive officers, excluding himself. The Committee in executive session discusses the company’s performance and then begins discussions regarding the CEO’s performance. Upon completion of the fiscal year, the Compensation Committee finalizes its projected actions for each executive officer and, in the case of the CEO’s cash compensation, recommends it to the board for its approval. The CEO is not present during discussions regarding his compensation.

The Principal Components of Compensation of our Executive Officers

The principal components of each executive officer’s total compensation package at Align are:

•	base salary;

•	annual variable cash incentive awards;

•	long-term equity-based incentive grants; and

•	severance and change of control arrangements.

How We Allocate Between the Various Elements of Compensation.

In determining how we allocate an executive’s total compensation package among these various components, we emphasize compensation elements that reward performance against measures that correlate closely to increases in stockholder value. Consistent with this pay-for-performance orientation, Align believes that annual cash incentive (bonus) awards and long-term equity compensation should together represent the most significant portion of total direct compensation. As a result, a larger portion of our executive officers’ total compensation is performance based and at risk relative to Align’s other employees. We believe this is appropriate because our executive officers bear the greatest responsibility for Align’s results (positive and negative) and can exert the greatest influence on Align’s performance. For example, due to underperformance in 2008 against our pre-established financial targets, a significantly smaller percentage of our NEOs actual compensation in 2008 was associated with annual cash incentive awards compared to 2009 actual compensation, when we over-performed against our pre-established financial targets.

How We Determine Compensation.

Competitive Positioning. Within the overall framework of the objectives and principles discussed above, the Compensation Committee exercises its judgment in making executive compensation decisions. The factors that generally inform and shape the Committee’s executive compensation decisions are:

•	market comparison data (peer group data and survey data);

•	subjective elements, such as:

•	the scope of the executive’s role;

•	the executive’s:

•	experience;

•	qualifications;

•	skills; and

•	performance during the fiscal year (see discussion below on “Role of Individual Performance”);

•	internal equity; and

•	Align’s operational and financial performance.

After reviewing these various competitive positioning factors (none of which is determinative), the Compensation Committee relies upon the judgment of its members and makes adjustments to an executive’s compensation.

The Use of Market Comparison Data. In connection with the Compensation Committee’s continuing assessment of the competitiveness of Align’s executive pay levels and practices relative to its peers, the Committee considers data gathered from: (i) compensation data from a selected peer group of companies, and (ii) multiple, nationally-published surveys with data from a broader mix of companies across various industries.

The selected companies in the peer group are companies that fall within a reasonable range of comparison factors and/or that we may compete with for executive talent. The peer group compensation data, however, is limited to publicly available information and therefore does not provide precise comparisons by position as offered by more comprehensive survey data. In addition, because Align’s executive management talent pool is recruited from a much broader range of companies than those included in our peer group, and because the majority of Align’s executive positions lead functions that tend to be less industry-sensitive from a recruiting perspective, the Committee also considers compensation data gathered from a broader mix of companies across various industries. As a result, the Compensation Committee uses a combination of industry survey data and peer group data to analyze the overall competitiveness of the company’s compensation.

2009 Peer Group Selection.

Each year we review the companies that comprise our peer group to confirm that it continues to be appropriate for Align. For 2009, the peer group consisted of 11 companies that are predominantly (although not exclusively) located in the San Francisco Bay Area, the geographic location in which we operate and compete for executive talent. In addition to geographic location, these companies were chosen using the following principles:

•	companies that are close industry competitors;

•	medical device companies that are generally between 0.5 to 2.5 times Align’s revenue (with Align at approximately the median); and

•	technology companies with similar growth potential and technology development needs for software and enterprise system designers.

The following companies made up the peer group for 2009:

American Medical Systems Holdings	Natus Medical Inc.
Ansys Inc.	Nektar Therapeutics
ArthroCare	Nuvasive Inc.
Integra Lifesciences Hldgs	Sirona Dental Systems Inc.
Intuitive Surgical	Sonosite
Vital Images Inc.

The change in the number of companies in our peer group from 2008 is due to the fact that Advanced Medical Optics Inc. and Mentor Corp. were acquired. Align uses the compensation information reported in the public filings of these companies to make our comparisons and adjusts the data to reflect the age of the reported information. The compensation paid to executive officers at the peer group companies listed above was one factor used to assist the Committee in establishing base salary levels, total target cash compensation and long term incentive awards for our 2009 fiscal year.

2009 Survey Data

We use a compensation survey of executive compensation prepared by the Radford Survey + Consulting, a unit of Aon Consulting, which provides compensation market intelligence on companies with revenues between $200 million and $500 million and companies located in Northern California with revenues between $200 million and $1 billion. The Radford survey is a total compensation survey that includes total direct compensation, including base salary, annual short-term incentive compensation and long-term incentive compensation and is widely used and known within the high technology industry. With respect to this survey data reviewed by the

Compensation Committee, the identities of the individual companies included in the surveys were not provided to the Committee and the Committee did not refer to individual compensation information for these companies. Instead, the Compensation Committee only referred to the statistical summaries of the compensation information included in the surveys.

2010 Peer Group Selection

As described above under “Role of Compensation Consultants”, in the summer of 2009, the Committee engaged a new compensation consultant, Compensia. For fiscal 2010, the Committee asked Compensia to conduct a detailed review of our peer company selection criteria and, with Compensia’s input, established the following criteria for future peer group selection:

•	Industry—medical device companies and software as service companies (SaaS);

•	Market Capitalization—companies with a market capitalization of between approximately $300 million and $2.3 billion, based upon the companies’ trading ranges at the time of selection; and

•	Revenue—companies with revenue of between approximately $150 million to $700 million, based upon the last four quarters of revenue at the time of selection.

The 2010 peer group consists of the following companies:

Medical Device	Software as Service Industry
Accuray Incorporated	Blackbaud, Inc.
American Medical Systems Holdings, Inc.+	Blackboard Inc.
Conceptus, Inc.	Dealer Track Holdings, Inc.
Ev3 Inc.	Informatica Corporation
Gen-Probe Incorporated	JDA Software Group, Inc.
Haemonetics Corporation	MicroStrategy Incorporated
Immucor, Inc.	Omniture, Inc.
Integra LifeSciences Holdings Corp. +	Taleo Corporation
Masimo Corporation
Merit Medical Systems, Inc.
Natus Medical, Inc.+
NuVasive, Inc.+
Sirona Dental Systems, Inc.+
SonoSite, Inc.+
Thoratec Corporation
Volcano Corporation
ZOLL Medical Corporation

+	Indicates companies that were included in the 2009 peer group.

2010 Survey Data

In addition to compensation data for the peer companies listed above, the Compensation Committee also reviewed executive compensation data made available in surveys published by:

•	Radford Executive (Tech) Survey for 2009—the scope of the data included from this survey was companies located throughout the United States with revenues of between $200 million and $500 million;

•	Radford Life Sciences Survey for 2009—the scope of the data included from this survey was companies located throughout the United States with more than 150 employees.

Role of Competitive Data and Compensation Committee’s Discretion. In 2010, based on an assessment of our performance compared to that of our peer group over a three year period, the Compensation Committee determined to set executive compensation to more closely align our executive compensation practices with our pay-for-performance philosophy. The Compensation Committee believed that targeting above-median pay levels without commensurate performance is inconsistent with this overarching philosophy. As a result, the Committee implemented a transition plan, and now uses the following percentiles as the starting point for assessing appropriate base salary, target total cash compensation and equity compensation of our executive officers:

Element of Compensation	2009 Target Percentile	2010 Target Percentile
Base salary	60th percentile	50th percentile
Target total cash compensation	70th to 80th percentile	65th to 75th percentile
Equity compensation	50th percentile	50th percentile

While we believe that comparisons to market data are a useful tool, we do not believe that it is appropriate to establish executive compensation levels based solely on a comparison to market data. The Compensation Committee therefore uses the market data as a starting point and then incorporates flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment and other subjective elements described in the competitive positioning factors above. After reviewing these various factors, the Compensation Committee relies upon the judgment of its members and makes adjustments to an executive’s compensation below or above the targeted percentile ranges.

Role of Company Performance. The Compensation Committee believes that our executives should be rewarded based on their success as a team. Consistent with this belief, the achievement of shared financial and critical strategic goals, which we describe below under “Annual Cash Incentive (Bonus) Compensation” is the primary factor in determining the amount of cash incentive bonus payments.

Role of Individual Performance. Although the Compensation Committee believes that the largest portion of each executive’s total compensation should be based on our executive officers’ success as a team and thus based on achievement of shared financial and critical strategic goals, it also believes that there should be some ability to reward individual contributions. To evaluate individual performance, individual goals are set each year for the NEOs. These include shared financial objectives as well as objectives that are directly related to each NEOs specific business function. For example, the CEO’s goals are tied to Align’s overall performance. In contrast, the individual goals set for Mr. Arola included achievement of specific balance sheet metrics, including managing total cash and days sales outstanding (DSOs). For Mr. Laks, these individual goals included revenue goals related to the international business, as well as increased brand awareness and increased consumer demand in Europe. The individual goals for Mr. Hedge, included instituting roadmap management performance and execution processes, leadership of the human resources department and continued focus on expense management opportunities. For Ms. Tan, these goals included achievement of key strategic objectives, including goals related to product innovation, go to market initiatives, consumer demand generation, as well as demonstrated commitment to expense management. As a result, the actual compensation of a NEO reflects an element of the Compensation Committee’s subjective evaluation of the contribution of the NEO, including factors such as the scope of the executive’s role, the executive’s experience, qualifications, skills and performance. This subjective evaluation of the impact of the individual contributions on actual compensation is not a formula based process resulting in a quantifiable amount of impact, but rather involves the exercise of discretion and judgment. There is no specific weight given to any one individual goal or objective. This assessment is based on our CEO’s recommendation to the Compensation Committee on how well the executive performed his or her job, and such assessment is largely (although not exclusively) qualitative, not quantitative, in nature. This enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation.

The Use of Tally Sheets. The Compensation Committee uses tally sheets to understand the total annual compensation of the NEOs, and to provide perspective on the NEOs wealth accumulation from our compensation programs. Compensation previously paid to the NEOs, including amounts realized under prior equity-based compensation awards, did not affect the Compensation Committee’s compensation decisions for 2009 or 2010. The Compensation Committee believes that compensation should reflect the executive’s performance and the market value of his or her services, and does not want to create a disincentive for exceptional performance.

Elements of Compensation

Base Salary.

Base salary is intended to provide a fixed, baseline level of compensation that is not contingent upon Align’s performance. Consistent with our pay-for-performance philosophy, base salaries generally represent a modest proportion of the total compensation opportunity for our executive officers.

Actions taken in 2009. In setting base salary for executives in 2009, the Compensation Committee targeted the 60th percentile as the starting point for its assessment and then made adjustments based on the competitive positioning factors described above. Following the completion of fiscal year 2008, in light of the significant adverse global economic conditions that were affecting our business and the forecasted drop in revenue for 2009 compared to 2008, the Compensation Committee determined, with the input and support of our executive officers, to not award any merit-based salary increases company-wide. The Compensation Committee, however, did maintain an approximately $20,000 increase to Mr. Laks’ base salary in consideration of Mr. Laks’ competitive positioning, including the fact that Mr. Laks’ 2008 base salary was below the 60th percentile of the market comparison data. Ms. Tan received a salary increase for 2009 representing her promotion from to Vice President, Product Innovation and Marketing Strategy to Vice President, Marketing and Chief Marketing Officer.

Actions taken in 2010. In setting base salary for executives in 2010, the Compensation Committee used the 50 th percentile as the starting point and then made adjustments based on the other subjective competitive positioning factors described above. The base salaries for our NEOs were increased from 2009 to 2010 as described in the table below.

Name	FY2009	FY2010	2009-2010 % Increase
Thomas M. Prescott	$518,400	$540,000	4%
Kenneth B. Arola	$275,000	$300,000	9%
Len M. Hedge	$315,000	$338,000	7%
Sheila Tan	$275,000	$290,835	6%
Gil Laks	$298,554	$298,554	0%

In February 2010, the Compensation Committee evaluated global economic conditions, our financial performance in 2009, levels of individual responsibilities and performance for each of the NEOs and, at a minimum, provided merit-based salary increases consistent with salary rate increases at Align generally. Mr. Arola’s 2010 salary increase reflects an upward adjustment of his base salary to more closely approximate the 50th percentile and reward individual performance. Although Mr. Hedge received an upward adjustment to reflect his contribution and performance, his base salary remains below the market 50th percentile of the market comparison data. The Compensation Committee, however, believes this positioning is appropriate since, while he is compared to a Chief Operating Officer, Mr. Hedge is not responsible for each business function. Therefore, the Compensation Committee adjusted for this difference in scope of role and responsibility when determining pay positioning for Mr. Hedge. Ms. Tan’s increase reflects the determination by the Compensation Committee that the market comparison data did not accurately reflect the scope of her role at Align. This determination was primarily based on the fact that the closest comparable roles at medical device and SaaS companies are for chief marketing officers whose responsibilities do not also include the complexities of classic brand marketing and consumer marketing efforts. As a result, Ms. Tan’s 2010 base salary was adjusted to reflect her increased role and responsibility, as well as her individual performance, and consequently falls above the market 50th percentile. Mr. Laks did not receive any increase in salary due to his departure from the company on March 31, 2010.

Annual cash incentive (bonus) compensation

Executive Bonus Plan. In 2009, the Compensation Committee adopted a new executive officer cash incentive compensation plan to more closely align and reward our executive officers for achieving and surpassing pre-established financial goals and to a lesser extent the achievement of key strategic measures. All of our named executive officers participated in the executive bonus plan. Bonus determinations for fiscal 2009 performance were calculated using the following formula:

Annual Salary	x	Target Bonus Percentage	x	Individual Multiplier	x	Company Multiplier	=	Bonus Payout

The Individual and Company Multipliers are each derived based on performance and are equally weighted.

Target Bonus Percentage. Each executive officer is assigned a target award opportunity, expressed as a percentage of base salary. Based on a review of peer group and survey data and the 2009 objective of positioning total cash compensation for our NEOs at the 65th to 75th percentile for employees in similar positions, Mr. Prescott had an incentive target of 100% of base salary, Mr. Hedge had an incentive target of 70% and each other NEO had an incentive target of 60% of base salary. The incentive targets of the NEOs were set by the Compensation Committee based on the scope and significance of their roles as the leaders of Align, with the CEO and Senior Vice President, Business Operations receiving the highest targets due to greater responsibilities. In order to appropriately encourage and reward a range of acceptable performance and contributions, our awards are structured so that the actual payout under an executive officer’s award can be lower or higher than target.

Individual Multiplier. The Individual Multiplier reflects each executive’s individual performance and is determined at the Compensation Committee’s discretion based on the recommendation of the CEO. The Compensation Committee considers each executive officer’s performance in light of that individual’s achievement of his or her individual goals. Individual performance is measured using the same performance factors used for determining merit-based increases in base salary. These individual performance measures are both qualitative and quantitative in nature and, therefore, the evaluation of performance against those objectives by the Compensation Committee is largely subjective. The CEO does not provide input to the Compensation Committee on his own performance. Individual performance that meets expectations yields a 100% multiplier.

Company Multiplier. The Company Multiplier is generally the same for all named executive officers. The Company Multiplier is determined based on pre-established goals under selected financial and key company strategic objectives. While management typically recommends the performance targets for bonus pool funding based on our Annual Operating Plan, the targets are ultimately approved by the Compensation Committee and reviewed by the board of directors. For 2009, the Compensation Committee determined that, consistent with our stage in the corporate lifecycle, it was appropriate to more heavily weight financial achievement compared to prior years. For example in 2008, 70% of our bonus pool funding was based on the achievement of key strategic priorities. Under the incentive plan adopted in 2009, the Compensation Committee determined that while the achievement of critical strategic priorities remained important, it was critical for management to focus on increasing revenue and earnings. As a result, to ensure that management focused on balancing profit and growth, the financial targets accounted for 70% of the total Company Multiplier. The remaining 30% of the Company Multiplier was selected to encourage and reward the longer-term objective of enhancing stockholder value by making significant progress towards the successful implementation of our multi-year strategic plan.

The following table shows the performance metrics used in 2009 and our level of performance with respect to these metrics. These full year financial performance targets were established in an extraordinarily challenging economic environment and when established we believed they would be difficult to achieve.

Measure/Weight/Calculated	Why do we use this measure? (1)	Target	Achievement	Level of Achievement of Target (3)	Impact on Company Multiplier
Revenue (40%)	Improvement in this measure aligns with our overall growth strategy.	$286.9M	$312.5M	109%	0.62

Non-GAAP Operating income (20%) Adjusted to exclude stock-based compensation expense and restructuring charges. The reason for excluding these items is to prevent payouts under the bonus plan from being adversely or advantageously affected by one-time events. In other words, the Compensation Committee does not want to (a) deter our executives from taking an action that is beneficial for the Company but that would adversely impact his or her bonus payment or (b) encourage actions that are detrimental the Company but that would increase an executive’s bonus payment.	Directly links incentive payments to Company profitability and we want our employees (including our executives) to share in our profitability. Because profitability encompasses both revenue and expense management, the Compensation Committee believes this measure encourages a balanced, holistic approach by our executives to manage our business. The Compensation Committee considers operating profit before taxes because our executives cannot predict or directly affect our taxes or our tax rate.	$30.2M	$58.8M	195%	0.34

Cash (10%) Total ending cash, restricted cash and marketable securities on the balance sheet, adjusted for payment to Ormco as part of litigation settlement.	Balance top-line growth, profitability and cash generation while strengthening the balance sheet and managing receivables.	$160.2M	$199.7M	125%	0.17

Roadmap Elements (30%) Delivering key elements of company roadmap projects or initiatives, including meeting delivery dates and feature set requirements.	Critical to our achievement of our multi-year strategic corporate priorities, specifically, increased adoption and frequency of use by our customers, the orthodontist and general practitioner dentist and increased consumer demand. (2)			100%	0.30
COMPANY MULTIPLIER:					1.43

(1)

The Committee believes that the performance objectives established for each of these strategic initiatives represent meaningful improvements for the organization and, therefore, are reasonably difficult to attain which is line with our pay-for-performance philosophy. For example, although we significantly over performed against our 2009 and 2007 financial and strategic objectives, in each of 2004, 2005, 2006 and 2008 our executive officers were awarded approximately 90%, 80%, 91% and 62% of the target award opportunity, respectively.

(2)	Management believes, and the Committee concurs, that the specific strategic initiatives and performance goals established for each of these strategic priorities represent confidential business information, the disclosure of which would result in meaningful competitive harm.

(3)	Maximum achievement of financial and strategic objectives yields a 200% Company Multiplier. The threshold performance and the level of performance at which the funding for that particular performance measure will be capped as follows:

•

For each financial measure, a rating of zero if achievement is below 80%. Company performance below target automatically reduces only the payout related to that goal, not the other goals, because we want executives to have the same incentive to achieve strategic priorities as well as their individual performance goals even if our performance tracks below the target during the course of the year;

•	For each financial measure, a rating ranging from 80% to 100% if achievement meets or exceeds the minimum performance level but does not achieve the target performance level;

•	For each strategic performance measure, a rating ranging from 0% to 100% based on relative achievement of the particular measure; and

•	For each financial and strategic measure, a rating of 101% to 200% if achievement meets or exceeds the target performance level.

The Compensation Committee reserves the right to apply judgment in the final determination of cash incentive awards and can adjust actual results (up or down) to reflect the impact of certain extraordinary items or events to more accurately reflect the overall performance of the management team. In addition, the board of directors retains authority to pay additional discretionary bonuses outside the executive bonus plan if warranted by performance not measured under the plan. In 2009, our board of directors did not authorize any such discretionary bonus payments outside of the executive bonus plan to our executive officers.

Awards to the NEOs. The Compensation Committee awarded the cash incentive awards set forth below to the NEOs for 2009. These awards are also set forth in the Summary Compensation Table on page 39 under the heading “Non-Equity Incentive Plan Compensation.”

Name	Target Incentive Award (as % of Base Salary)	Target Incentive Award	Actual Incentive Award	Actual Award as % of Target
Thomas M. Prescott	100%	$519,840	$820,000	158%
Kenneth B. Arola	60%	$165,000	$255,891	155%
Len M. Hedge	70%	$220,500	$353,647	160%
Sheila Tan	60%	$165,000	$252,820	153%
Gil Laks	60%	$179,132	$287,299	160%

Although differences in bonus payouts among our executives were based in part on individual performance, we believe that individuals having a greater impact for achieving performance and strategic objectives should receive a greater proportion of the reward. As a result, since Mr. Laks’ role is directly tied to the achievement of financial goals and critical strategic priorities, he received the highest percentage payout when compared to his target bonus. Mr. Laks organization contributed 23% of revenue compared to 20% in 2008, despite a general decline in economic conditions in Europe. Mr. Prescott’s payout reflects his leadership of the company during extremely challenging business conditions. Mr. Arola’s award was made in recognition of his performance in developing the company’s continued financial response to the recession and leadership of the company’s cost control efforts and successful balance sheet management. Mr. Hedge’s payout reflects his performance obtaining corporate support of the company’s key strategic objectives for 2009, his continued leadership of the company’s cost control efforts and his assumption of direct leadership of the human resource organization. Ms. Tan’s payout reflects the successful commercialization of Invisalign Teen and Invisalign Assist, two products launched in late 2008, and her success with programs that more effectively and efficiently generated demand or “pull” for Invisalign on lower total program spending.

Executive Bonus Plan FY2010. At the beginning of 2010, the Committee reviewed the structure of the executive bonus plan and determined that it was appropriate to continue to focus on (1) growth, (2) profitability, and (3) the achievement of critical strategic priorities. The Compensation Committee, however, decided to place a greater emphasis on profitability and focus our executives on achieving greater leverage and therefore eliminated targeted cash position. As a result, the corporate performance targets for 2010 are as follows:

•	Revenue (40%);

•	Non-GAAP Operating Income (30%); and

•	Achievement of key strategic objectives (30%).

We believe that there is a reasonable likelihood that we will achieve our corporate performance targets in 2010 at the “target” level.

Long-Term, Equity-Based Incentive Awards.

To the extent it is compatible with our commitment to limit dilution, long-term, equity-based incentive awards are generally targeted at or above competitive median levels with high performing executive officers being eligible for grants that approximate the 75th percentile. The Compensation Committee uses two forms of equity-based compensation: stock options and restricted stock units (contracts that give the recipients the right to receive shares as the units vest). The Committee believes that awards of stock options are inherently performance-based, as the recipient does not receive any benefit unless our stock price rises after the date the option is granted. The same attribute also directly links stock option compensation with stockholder value creation. Stock option awards are generally granted on an annual basis as a reward for past performance and as motivation for future performance that maximizes stockholder value. A grant of RSUs gives an executive the right to receive a specified number of shares of Align’s common stock at no cost to the executive if the executive remains employed by Align until the RSUs vest. As a result, in contrast to stock options, the compensation value of an RSU does not depend solely on future stock price increases; at grant, a RSUs value is equal to Align’s stock price. Although its value may increase or decrease with changes in the stock price during the period before vesting, a RSU will have value in the long-term, which we believe encourages retention and alignment with stockholders. Options and RSUs typically vest over a period of four years of service.

In determining awards, the Compensation Committee does not issue a targeted number of options or RSUs. Instead, in consultation with our compensation consultant and taking into account market comparison data, the Compensation Committee first determines the total dollar value of the award to be granted to the NEO. Grants are based upon their estimated fair value (as determined under the Black-Scholes valuation model) using the average closing price of our common stock, as reported on the Nasdaq Global Market, over a twelve month period.

Name	2009 Option Awards	2009 RSU Awards	2010 Option Awards	2010 RSU Awards
Thomas M. Prescott	116,500	40,000	175,000	60,000
Kenneth B. Arola	27,500	9,167	48,000	16,000
Len M. Hedge	42,390	14,130	60,000	20,000
Sheila Tan	60,000	20,000	33,000	11,000
Gil Laks	30,250	10,083	0	0

Awards in 2009. Annual long-term, equity-based incentive awards were made in February 2009. Each NEO received annual option grants to purchase shares of Align’s common stock as well as restricted stock units. These annual awards reflect the Compensation Committee’s goal of motivating future performance and to retain the individuals responsible for Align’s accomplishments in 2008, including revenue growth of 7% despite a slowdown in consumer spending and the successful launch of three new products in 2008. These awards also reflect the competitive positioning factors described above. In addition, after consulting with Watson Wyatt, the Compensation Committee determined to discount the total dollar value of the award to be granted to the NEOs by approximately 30% to reflect the general decline in the stock prices of our peer group of companies and the Nasdaq generally since the data was originally compiled. Based on the grant date fair value of these awards, the 2009 grants, as a result of the 30% discount discussed above, were generally below the 50th percentile for comparable positions at peer companies. Ms. Tan’s award, reflects her promotion to Vice President, Marketing and Chief Marketing Officer.

Awards in 2010. Awards for 2009 performance were made in February 2010. In making these awards, the Compensation Committee again considered the market data, as well as the other competitive positioning factors described above. Based on the grant date fair value of these awards (as measured using the one year average of the closing price of our common stock), the 2010 grants are generally between the 50th and 60th percentile, except for Ms. Tan’s grant that is between the 60th and 75th percentile in recognition of the increased scope of her role compared to chief marketing officer at medical device and SaaS companies discussed above. Mr. Laks did not receive a grant due to his announced departure on March 31, 2010.

Post-Employment Compensation. Each NEO is eligible to receive benefits under certain conditions in accordance with their respective employment agreement. Each such agreement provides for benefits to the executive officer upon:

•	a change of control; and

•	termination without cause or for convenience.

In adopting the change of control provisions in these agreements, the Compensation Committee’s primary objective was to ensure that our executives have sufficient security such that they are not biased against selling the company in the event a stockholder favorable M&A transaction is presented to the company. If Align were to pursue a change of control transaction beneficial to Align stockholders, the Committee believes that our executive officers’ active support of the transaction through closing would be critical in ensuring the success of such a transaction.

Change of Control Only. Though the cash amounts payable to our executives in connection with a change of control are subject to a “double trigger” (meaning to get paid out the cash portion of their change of control arrangement, first there has to be a change of control and then the executive must be terminated without cause or for convenience within 12 months of such change of control), the Committee adopted a “single trigger” for all executive officers (except our CEO) whereby the vesting of equity awards is accelerated by one year immediately upon a change of control.

For our CEO, the Compensation Committee adopted a “single trigger” whereby 100% of his equity vests immediately upon a change of control. This structure was used to provide a more powerful retention incentive during change of control discussions. It was determined that the CEOs “single trigger” acceleration of 100% of his unvested equity is appropriate (rather than 12 months as is the case for each other NEO), since having the CEOs attention and commitment through to the closing of the change of control is of paramount importance to the ultimate success of the transaction.

Termination Within 12 Months of a Change of Control. In the event the executive is terminated without cause or for convenience within 12 months of a change in control (“double trigger”), 100% of the unvested equity awards is accelerated and a cash severance payment is made. The CEO would receive a cash severance payment (in addition to the acceleration of equity described above) in the event he is terminated without cause or for convenience within 12 months of the change of control.

Termination Unrelated to a Change of Control. For termination without cause or for convenience unrelated to a change of control, the vesting of equity awards held by an NEO (except for the CEO) is immediately accelerated by one year and a cash severance payment will be made. Our CEO would only receive a cash severance payment (no equity acceleration).

The cash severance benefits are intended to provide consideration for the employee’s service to Align and expected length of time until subsequent employment is secured. The severance provisions also assist in recruiting executives given that executive roles tend to carry higher risks. The amounts that each of our current NEOs would have been entitled to if one of the termination or change of control events mentioned above occurred on December 31, 2009 are set forth in “—Payments Upon Termination or Change of Control.”

Other Compensation Arrangements.

Align provides the following benefits to our executives generally on the same basis as the benefits provided to all employees:

•	health and dental insurance;

•	life insurance;

•	short and long-term disability;

•	employee stock purchase plan; and

•	401(k) plan.

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year.

The Compensation Committee is responsible for addressing issues associated with Section 162(m) of the U.S. Internal Revenue Code of 1986. Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the CEO or any of the four other most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although Align considers the impact of this rule when developing and implementing its executive compensation programs, Align believes that factors other than tax deductibility are important in the design of executive compensation programs and that it is important to preserve flexibility in designing such programs. Accordingly, Align has not adopted a policy that all compensation must qualify as deductible under Section 162(m). While the Compensation Committee believes that equity awards granted pursuant to the 2005 Plan qualify as “performance-based,” other awards permitted by the terms of the 2005 Plan and certain other amounts paid under Align’s compensation programs (such as salary) may not qualify for exemption from Section 162(m)’s deduction limitation. The 2009 compensation for all of the executive officers is fully deductible under 162(m) as the elements of compensation that are included under 162(m) did not exceed $1,000,000 for the “covered employees” described above.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REPORT

The following is the report of the Compensation Committee of the Board of Directors with respect to the year ended December 31, 2009. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

David E. Collins,

George J. Morrow, Chair

David C. Nagel

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED 2009

The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officer and Chief Financial Officer, and our three next most highly compensated executive officers. Information is provided for 2008 and 2007 for each named executive officer who was also a named executive officer during those years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Thomas M. Prescott,	2009	$519,840		$312,400	$452,789	$820,000	$714	$2,105,743
President & Chief Executive Officer	2008	$518,921		$1,170,000	$1,754,379	$275,000	$714	$3,719,014
	2007	$480,000		$715,200	$1,309,836	$840,000	$433	$3,345,469

Kenneth B. Arola,	2009	$275,000		$71,594	$106,882	$255,891	$561	$709,928
Vice President & Chief Financial Officer	2008	$275,000		$206,200	$315,935	$101,000	$561	$898,696
	2007	$242,652		$554,409	$871,383	$157,227	$428	$1,826,099

Len M. Hedge,	2009	$315,000		$110,355	$164,753	$353,647	$643	$944,398
Sr. Vice President, Business Operations	2008	$315,000		$273,000	$383,364	$141,237	$1,143	$1,113,744
	2007	$282,689		$801,300	$1,249,899	$329,852	$473	$2,664,212

Sheila Tan, Vice President Marketing & Chief Marketing Officer	2009	$267,154		$156,200	$233,196	$252,820	$281	$909,651

Gil Laks, Vice President International (left Align March 31, 2010)	2009	$297,784		$78,748	$117,570	$287,299	$135,376	$916,777

(1)	The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units. Assumptions used in the calculations of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010. This same method was used for years ended December 31, 2008 and 2007. There can be no assurance that the grant date fair value amounts will ever be realized. The restricted stock unit awards are time based awards, and are not subject to performance conditions.
(2)	The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock option awards. Assumptions used in the calculations of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010. This same method was used for years ended December 31, 2008 and 2007. There can be no assurance that the grant date fair value amounts will ever be realized.

Non-Equity Incentive Plan Compensation. The amounts shown in this column represent employee annual incentive award payments and are reported for the year in which they were earned, though they were paid in the following year. The material terms of the performance payment plan are described under “Compensation Discussion and Analysis—Variable Cash Incentive Awards—Corporate Performance Targets and Individual Performance Measures”.

All Other Compensation. Align pays life insurance and AD&D premiums for all of its employees, including its NEOs. Amounts in this column for each NEO except for Mr. Laks represent payments of such premiums. For Mr. Laks, the payments were for the following:

Name	Dollar Value of Life Insurance Premiums	Cost of Living Adjustments	Corporate Housing
Gil Laks	$610	$101,920	$32,846

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED 2009

The following table sets forth information regarding:

•	cash amounts that could have been received in 2009 by our NEOs under the terms of our performance-based incentive plan; and

•	stock option and restricted stock unit awards granted by the Compensation Committee to our NEOs in 2009 reflected on an individual grant basis.

2009 Grants of Plan-Based Awards

Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair value of Options and Awards ($)
Thomas M. Prescott				$519,840
	2/20/2009	2/12/2009					116,500	$7.81	$452,789
	2/20/2009	2/12/2009				40,000			$312,400

Kenneth B. Arola				$165,000
	2/20/2009	2/12/2009					27,500	$7.81	$106,882
	2/20/2009	2/12/2009				9,167			$71,594

Len M. Hedge				$220,500
	2/20/2009	2/12/2009					42,390	$7.81	$164,753
	2/20/2009	2/12/2009				14,130			$110,355

Sheila Tan				$165,000
	2/20/2009	2/12/2009					60,000	$7.81	$233,196
	2/20/2009	2/12/2009				20,000			$156,200

Gil Laks				$179,132
	2/20/2009	2/12/2009					30,250	$7.81	$117,570
	2/20/2009	2/12/2009				10,083			$78,748

Approval Date. The Compensation Committee met on February 12, 2009 to finalize the grant of annual equity awards. Upon approval of the stock option and restricted stock unit grants for each NEO, the Compensation Committee determined that the actual date of grant would be February 20, 2009. This grant date was chosen in order to allow sufficient time for the CEO to notify each named executive officer and other members of the management team of the grant.

Estimated Possible Payouts under Non-Equity Incentive Plan Awards. The amounts shown under this column represent the range of possible dollar payouts the NEOs could have earned for 2009. For 2009, the target cash incentive award for each NEO (other than the CEO and the Senior VP, Business Operations) was 60% of his or her base salary and, for the CEO and Senior VP, Business Operations was 100% and 70% of his base salary, respectively, based upon the achievement of specified performance objectives. For a description of the performance objectives applicable to the receipt of these payments, see “Compensation Discussion and Analysis —Annual Cash Incentive (Bonus) Awards”. The actual amount paid to each NEO in 2009 is set forth in the Summary Compensation Table above in the column “Non-Equity Incentive Plan Compensation”.

•

Threshold. There is no threshold performance level. Rather, company performance below a specific target automatically reduces only the payout related to that specific goal, not the other goals, because we want executives to have the same incentive to achieve strategic priorities as well as their individual performance goals even if our financial performance tracks below the target during the course of the year.

•	Target. The target amounts assume a corporate performance percentage of 100% and that the NEO received 100% of his target.

•	Maximum. Although each financial and strategic objective is capped at 200% for funding the total pool available for distribution, there is no maximum amount that an NEO could receive.

Stock Awards. Stock awards represent grants of restricted stock units (“RSUs”) under our 2005 Incentive Plan. In accordance with the terms of the 2005 Incentive Plan, any grants of RSUs will reduce shares available for grant under the 2005 Incentive Plan at a 2:1 ratio. Since RSUs are taxable to each NEO when they vest, the number of shares we issue to each named executive officer will be net of applicable withholding taxes which will be paid by Align on behalf of each NEO. The RSUs will result in payment to the NEO only if the vesting criteria are met. Typically, each RSU vests over a four year period, with 25% of the shares subject to the RSU vesting each anniversary of the date of grant, with full vesting in four years.

Option Awards. Stock option awards were granted under our 2005 Incentive Plan. Each option grant allows the NEO to acquire shares of Align common stock at the closing market price on the date of grant. As a result, the option grants will provide a return only if the executive remains with Align and only if the market price of Align’s common stock appreciates over the term of the option. The term of each option award is ten years. Each option vests over a four year period, with 25% of the shares subject to the option award vesting on the one year anniversary of the date of grant and 1/48th of the shares subject to the award vesting each month thereafter, subject to the NEO’s continued service through the vesting date.

Grant Date Fair Value. The amounts shown in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards of restricted stock units and stock options. Assumptions used in the calculations of these amounts are included in Note 11 to our audited financial statements for the year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2010. This same method was used for years ended December 31, 2008 and 2007. There can be no assurance that the grant date fair value amounts will ever be realized. The restricted stock unit awards are time based awards, and are not subject to performance conditions.

Timing of Stock Option Grants. The Compensation Committee, in consultation with management, our independent auditors and legal counsel, has adopted the following practices on equity compensation awards:

•	Align does not plan to time, nor has it timed, the release of material non-public information for the purpose of affecting the exercise price of its stock options;

•

consistent with the policy described in the bullet point above, all awards of equity compensation for new employees (other than new executive officers described in the next bullet point) are made on the first day of the month for those employees who started during the period between the 16th day of the month that is two months prior to the grant date and the 15th day of the month prior to the month of the grant date. For example, May 1 grants will cover new hires starting between March 16, 2010 and April 15, 2010;

•	as part of the compensation package offered to new executives, incentive grants for these individuals are generally awarded as of the first day of their employment;

•

annual incentive grants are made on or about the same day for all employees (including executive officers); in fiscal 2010 and 2009 such date was February 19 and 20, respectively. The Compensation Committee sets the actual grant date approximately one week following approval of the size of each grant in order to provide Align managers with adequate time to inform each employee individually of their grant; and

•

all grants of options to our executive officers and other employees, as well as to our directors are granted with exercise prices equal to the fair value of the underlying shares of common stock on the grant date, as determined by our Compensation Committee.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR END

The following table provides information relating to unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer as of December 31, 2009.

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Thomas M. Prescott	328,596	—			4.95	3/27/2012
	137,499	—			6.15	4/23/2013
	150,000	—			18.73	3/12/2014
	150,000	—			7.35	2/22/2015
	127,244	5,625	(1)		8.38	2/24/2016
	85,000	35,000	(2)		17.88	2/20/2017
	—	130,000	(3)		13.00	2/20/2018
	64,166	75,834	(4)		13.00	2/20/2018
		116,500	(12)		7.81	2/20/2019
							3,438	(5)	61,265
							12,500	(6)	222,750
							42,000	(3)	748,440
							36,000	(7)	641,520
							40,000	(13)	712,800

Kenneth B. Arola	72,000				6.56	8/1/2015
	19,166	834	(1)		8.38	2/24/2016
	13,104	5,396	(2)		17.88	2/20/2017
	37,500	37,500	(9)		17.77	12/14/2017
	—	24,000	(3)		13.00	2/20/2018
	6,875	8,125	(4)		13.00	2/20/2018
	4,166	5,834	(9)		12.40	4/1/2018
		27,500	(12)		7.81	2/20/2019
							375	(5)	6,683
							1,926	(6)	34,321
							12,500	(10)	222,750
							8,000	(3)	142,560
							3,750	(7)	66,825
							2,250	(11)	40,095
							9,167	(13)	163,356

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Len M. Hedge	75,000	—			4.18	2/26/2012
	81,000				6.15	4/23/2013
	61,000				18.73	3/12/2014
	120,000				7.35	2/22/2015
	48,635	2,115	(1)		8.38	2/24/2016
	31,875	13,125	(2)		17.88	2/20/2017
	42,500	42,500	(8)		17.77	12/14/2017
	—	39,000	(3)		13.00	2/20/2018
	9,166	10,834	(4)		13.00	2/20/2018
		42,390	(12)		7.81	2/20/2019
							1,066	(5)	18,996
							4,688	(6)	83,540
							15,000	(10)	267,300
							13,000	(3)	231,660
							6,000	(7)	106,920
							14,130	(13)	251,797

Sheila Tan	10,000	22,000	(14)		10.48	10/1/2018
		60,000	(12)		7.81	2/20/2019
							7,500	(15)	133,650
							20,000	(13)	356,400

Gil Laks	5,250				18.73	3/12/2014
	2,500	1,667	(1)		8.38	2/24/2016
	17,000	7,000	(2)		17.88	2/20/2017
		37,000	(3)		13.00	2/20/2018
	1,459	18,959	(4)		13.00	2/20/2018
		30,250	(12)		7.81	2/20/2019
							782	(5)	13,935
							2,188	(6)	38,990
							11,500	(3)	204,930
							9,000	(7)	160,380
							10,083	(15)	179,679

(1)	25% of the shares subject to this option vested on 2/24/2007 with 1/48th vesting monthly thereafter for full vesting on 2/24/2010.
(2)	25% of the shares subject to this option vested on 2/20/2008 with 1/48th vesting monthly thereafter for full vesting on 2/20/2011.
(3)	1/3 of the shares subject to this grant vest on 02/20/2010 with 2/3 of the shares subject to this grant vesting on 2/20/2011.
(4)	25% of the shares subject to this option vest on 2/20/2009 with 1/48th vesting monthly thereafter for full vesting on 2/20/2012.

(5)	Restricted stock units vest at a rate of 25% of the total number of shares subject to the restricted stock unit on the first year anniversary of the date of grant and 1/16th of the total number of shares subject to the restricted stock unit vesting quarterly thereafter, on , 02/24/2007, 05/24/2007, 08/24/2007, 11/24/2007, 02/24/2008, 05/24/2008, 08/24/2008, 11/24/2008, 02/24/2009, 05/24/2009, 08/24/2009, 11/24/2009, and 02/24/2010.
(6)	Restricted stock units vest at a rate of 25% of the total number of shares subject to the restricted stock unit on the first year anniversary of the date of grant and 1/16th of the total number of shares subject to the restricted stock unit vesting quarterly thereafter, on , 02/20/2008, 05/20/2008, 08/20/2008, 11/20/2008, 02/20/2009, 05/20/2009, 08/20/2009, 11/20/2009, and 02/20/2010, 05/20/2010, 08/20/2010, 11/20/2010, 02/20/2011.
(7)	Restricted stock units vest at a rate of 25% of the total number of shares subject to the restricted stock unit on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on 02/20/2009, 02/20/2010, 02/20/2011 and 02/20/2012.
(8)	25% of the shares subject to this option vested on 12/14/2008 with 1/48th vesting monthly thereafter for full vesting on 12/14/2011.
(9)	25% of the shares subject to this option vest on 04/01/2009 with 1/48th vesting monthly thereafter for full vesting on 04/01/2012.
(10)	Restricted stock units vest at a rate of 25% of the total number of shares subject to the restricted stock unit on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on 12/14/2008, 12/14/2009, 12/14/2010 and 12/14/2011.
(11)	Restricted stock units vest at a rate of 25% of the total number of shares subject to the restricted stock unit on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on 04/01/2009, 04/01/2010, 04/01/2011 and 04/01/2012.
(12)	25% of the shares subject to this option vest on 2/20/2010 with 1/48th vesting monthly thereafter for full vesting on 2/20/2013.
(13)	Restricted stock units vest at a rate of 25% of the total number of shares subject to the restricted stock unit on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on 02/20/2010, 02/20/2011, 02/20/2012 and 02/20/2013.
(14)	25% of the shares subject to this option vested on 09/15/09 with 1/48th vesting monthly thereafter for full vesting on 09/15/2012.
(15)	Restricted stock units vest at a rate of 25% of the total number of shares subject to the restricted stock unit on the first year, second year, third year and fourth year anniversary of the date of grant for vesting on 11/17/2009, 11/17/2010, 11/17/2011 and 11/17/2012.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED 2009

The following table provides information concerning each exercise of stock options, and each vesting of restricted stock units, for each named executive officer during the fiscal year ended December 31, 2009.

Option Exercises and Stock Vested Table for Fiscal Year Ended 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)
Thomas M. Prescott			35,750	385,065
Kenneth B. Arola			11,290	165,061
Len M. Hedge			17,513	248,438
Sheila Tan			2,500	41,875
Gil Laks	44,166	186,562	7,875	83,306

(1)	Value realized represents the fair market value of the underlying securities at the time of exercise less the exercise price of the options.
(2)	The amount represents the gross amount of shares vested under an RSU award. However, because RSUs are taxable to the individuals when they vest, the number of shares we issue to each of our named executive officers is net of applicable withholding taxes which are paid by us on their behalf.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE OF CONTROL

Named Executive Officers (Other than the CEO)

We enter into employment agreements with each of our executive officers. Each employment agreement with our named executive officers (other than the CEO) contains substantially the same terms and conditions. Each employment agreement sets forth the base salary, bonus opportunity, stock options, benefits and the responsibilities of each position in effect at the time of execution of the agreement. In addition, each agreement requires Align to provide compensation to these officers in the event of termination of employment or a change of control of Align. The compensation due in the event of the termination of each employment agreement varies depending on the nature of the termination. What is meant by the terms “cause”, “good reason” and “change of control” is described more fully at the end of this section under the heading “Employment Agreement Definitions”.

The following table describes the potential payments upon termination or a change of control for each of our named executive officers (other than the CEO):

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control	Change of Control Only
Kenneth B. Arola	Severance Payment	$605,000	$605,000
	Equity
	Stock Options	$205,162	$471,486	$205,162
	Restricted Stock Units	$269,162	$676,590	$269,510
	Health and Welfare Benefits	$12,086	$12,086
	Total	$1,091,757	$1,765,162	$474,671

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control	Change of Control Only
Len M. Hedge	Severance Payment	$756,000	$756,000
	Equity
	Stock Options	$302,262	$686,614	$302,262
	Restricted Stock Units	$395,301	$960,213	$395,301
	Health and Welfare Benefits	$27,808	$27,808
	Total	$1,481,371	$2,430,635	$697,563

Sheila Tan	Severance Payment	$605,000	$605,000
	Equity
	Stock Options	$333,995	$762,080	$333,995
	Restricted Stock Units	$133,650	$490,050	$133,650
	Health and Welfare Benefits	$4,217	$4,217
	Total	$1,076,862	$1,861,347	$467,645

Gil Laks	Severance Payment	$656,819	$656,819
	Equity
	Stock Options	$256,135	$588,257	$256,135
	Restricted Stock Units	$211,826	597,914	$211,826
	Health and Welfare Benefits	$8,434	$8,434
	Total	$1,133,214	$1,851,424	$467,962

All amounts are estimated based on an assumed triggering date of December 31, 2009 and the closing sales price of our common stock on the Nasdaq Global Market on December 31, 2009 of $17.82, which was the last trading day of the year.

Termination Unrelated to a Change of Control. A termination unrelated to a change of control is a termination that occurs either before or 12 months after the change of control date. Each employment agreement with our NEOs (other than the CEO) provides that in the event the executive’s employment is terminated without cause or if the executive resigns for good reason, such executive will:

(a)	immediately vest in an additional number of shares under all outstanding equity awards as if the executive had performed 12 additional months of service; and

(b)	such executive is entitled to receive a lump sum payment equal to:

(i)	the then current annual base salary;

(ii)	the then current year’s target bonus, prorated for the number of days such executive has been employed during the year; and

(iii)	the greater of the then current year’s target bonus or the prior year’s actual bonus.

Each employment agreement also provides that Align will pay the named executive officer’s monthly premium under COBRA until the earliest of 12 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which the executive commences new employment.

A Termination Related to a Change of Control. A termination related to a change of control is a termination that occurs within 12 months from the change of control date. Each employment agreement with our named executive officers (other than the CEO) provides that, if, within 12 months of a change of control either the executive’s employment is terminated without cause or the executive resigns for good reason then the executive will:

(a)	immediately vest in all outstanding equity awards; and

(b)	be entitled to a payment (payable in a lump sum) equal to:

(i)	executive’s then current annual base salary;

(ii)	executive’s then current year’s target bonus prorated for the number of days employed during the year, and

(iii)	the greater of the then current year’s target bonus or the prior year’s actual bonus.

Each employment agreement also provides that Align will pay the named executive officer’s monthly premium under COBRA until the earliest of 12 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which the executive commences new employment.

Change of Control Only. Each employment agreement with our named executive officers (other than the CEO) provides that in the event of a change of control the executive will immediately vest in an additional number of shares under all outstanding equity awards as if he or she had performed 12 additional months of service.

Conditions to Payment. Prior to receiving any payments upon termination of employment, the executive officer must execute a general release of all known and unknown claims that such officer may have against Align and agree not to prosecute any legal action or other proceedings based upon any of such claims. In addition, each executive has agreed, for a period of one year following termination, not to solicit employees of Align and has further agreed to be bound by the terms of a confidentiality agreement with Align.

Chief Executive Officer

Mr. Prescott serves as our President and Chief Executive Officer pursuant to an employment agreement originally entered into in March 2002, as amended and restated in April 2005. Mr. Prescott’s employment agreement was further amended and restated in March 2007 to include new language intended to avoid the imposition of taxes pursuant to Section 409A of the Internal Revenue Code on certain payments to Mr. Prescott. The employment agreement provides that Mr. Prescott is entitled to an annual target bonus of 100% of his base salary based upon the attainment of performance objectives agreed upon in each fiscal year and established by the Board.

The following table describes the potential payments upon termination or a change of control for our Chief Executive Officer. Note that all amounts are estimated based on an assumed triggering date of December 31, 2009 and the closing sales price of our common stock on the Nasdaq Global Market on December 31, 2009 of $17.82, which was the last trading day of the year.

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination Unrelated to Change of Control	Payments Upon Involuntary or Good Reason Termination Related to a Change of Control	Change of Control Only
Thomas M. Prescott	Severance Payment	$2,339,280	$2,339,280
	Equity
	Stock Options		$2,211,380	$2,211,380
	Restricted Stock Units		$2,386,775	$2,386,775
	Health and Welfare Benefits	$26,276	$26,276
	Total	$2,365,556	$6,963,711	$4,598,155

Termination Unrelated to a Change of Control. A termination unrelated to a change of control is a termination that occurs either before or 12 months after the change of control date. In the event Mr. Prescott is terminated without cause or resigns for good reason, Mr. Prescott is entitled to a payment (payable in a lump sum) equal to:

(a)	twice his then current annual base salary;

(b)	the then current year’s target bonus, prorated for the number of days Mr. Prescott has been employed during the year; and

(c)	the greater of 150% of the then current year’s target bonus or the prior year’s actual bonus.

Mr. Prescott’s employment agreement also provides that Align will pay his monthly premium under COBRA until the earliest of 18 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which Mr. Prescott commences new employment.

Termination Related to a Change of Control. A termination related to a change of control is a termination that occurs within 12 months from the change of control date. If within 12 months of a change of control either Mr. Prescott’s employment is terminated without cause or Mr. Prescott resigns for good reason, he would immediately vest in all outstanding equity awards and receive a payment (payable in a lump sum) equal to:

(a)	twice his then current annual salary;

(b)	the then current year’s target bonus, prorated for the number of days Mr. Prescott has been employed during the year; and

(c)	the greater of 150% of the then current year’s target bonus or the prior year’s actual bonus.

Mr. Prescott’s employment agreement also provides that Align will pay his monthly premium under COBRA until the earliest of 18 months following the termination of employment if terminated without cause or resignation for good reason or the date upon which Mr. Prescott commences new employment.

Change of Control Only. In the event of a change of control, Mr. Prescott will immediately vest in all outstanding equity awards.

Conditions to Payment. Prior to receiving any payments upon termination of employment, Mr. Prescott must execute a general release of all known and unknown claims that he may have against Align and agree not to prosecute any legal action or other proceedings based upon any of such claims. In addition, Mr. Prescott has agreed, for a period of one year following termination, not to solicit employees of Align and has further agreed to be bound by the terms of a confidentiality agreement with Align.

Employment Agreement Definitions

Definition of Cause. In each employment agreement described above, cause means any of the following:

•	unauthorized use or disclosure of the confidential information or trade secrets of Align;

•	any breach of the employment agreement or the Employee Proprietary Information and Inventions Agreement between the executive and Align;

•	conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof;

•

misappropriation of the assets of Align or any act of fraud or embezzlement by the executive, or any act of dishonesty by the executive in connection with the performance of his or her duties for Align that adversely affects its business or affairs;

•	intentional misconduct; or

•	the executive’s failure to satisfactorily perform his or her duties after the executive received written notice of such failure and was provided at least thirty (30) days to cure such failure.

Definition of Good Reason. In each employment agreement described above, good reason means the executive’s resignation within ninety (90) days of the occurrence of any one or more of the following events:

•	the executive’s position, authority or responsibilities being significantly reduced;

•

the executive being asked to relocate his principal place of employment such that the commuting distance from his or her residence prior to the change of control is increased by over thirty-five (35) miles;

•	the executive’s annual base salary or bonus being reduced; or

•	the executive’s benefits being materially reduced.

Definition of Change of Control. In each employment agreement described above, change of control means any of the following:

•	a sale of all or substantially all of Align’s assets;

•	the acquisition of more than 50% of the common stock of Align by any person or group of persons;

•

a reorganization of Align wherein the holders of common stock of Align receive stock in another company (other than a subsidiary of Align), a merger of Align with another company wherein there is a 50% or greater change in the ownership of the common stock of Align as a result of such merger, or any other transaction in which Align (other than as the parent corporation) is consolidated for federal income tax purposes or is eligible to be consolidated for federal income tax purposes with another corporation; or

•

in the event that the common stock is traded on an established securities market, a public announcement that any person has acquired or has the right to acquire beneficial ownership of more than 50% of the then outstanding common stock, or the commencement of or public announcement of an intention to make a tender offer or exchange offer for more than 50% of the then outstanding common stock.

Other Termination of Employment and Change of Control Arrangements

In addition to the termination of employment and change of control arrangements described above, the Compensation Committee of the Board of Directors has the authority as Plan Administrator of the 2005 Incentive Plan to accelerate the vesting of outstanding options and restricted stock units immediately upon an acquisition or change in ownership or majority of the Board.

PRINCIPAL STOCKHOLDERS

Except as otherwise noted in the footnotes to the following table, the information contained in the table below sets forth the beneficial ownership of our common stock as of March 23, 2010 by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 39 of this proxy statement;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the SEC. The column captioned “Total Shares Beneficially Owned” represents the number of shares of our common stock beneficially owned and the number of shares of our common stock subject to options that are currently exercisable or will become exercisable and restricted stock units that will vest on or before April 22, 2010. The number of shares subject to options that each beneficial owner has the right to acquire and restricted stock units that will vest on or before April 22, 2010 is listed separately under the column “Number of Shares Underlying Options Exercisable and RSUs vesting on or before April 22, 2010.” These shares are not deemed exercisable or vested for purposes of computing the percentage of shares beneficially owned by any other person. “Percentage of Outstanding Shares Beneficially Owned” is based upon 75,607,803 shares of our common stock outstanding as of March 23, 2010. The address for those individuals for which an address is not otherwise provided is c/o Align Technology, Inc., 881 Martin Avenue, Santa Clara, California 95050. Unless otherwise indicated, we believe the stockholders listed below have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable and RSUs vesting on or before April 22, 2010 (1)	Total Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Danaher Corporation (2)	8,437,132		8,437,132	11.16%
Gordon Gund, family members and affiliated entities (3)	7,957,150		7,957,150	10.52%
Kornitzer Capital Management Inc. (4)	6,390,050		6,390,050	8.45%
Healthcor Management L.P. (5)	5,055,276		5,055,276	6.69%
Bank of New York Mellon Corporation (6)	3,975,968		3,975,968	5.26%
Thomas M. Prescott	201,540	818,496	1,020,036	1.35%
Kenneth B. Arola	19,975	180,288	200,263	*
Len M. Hedge	7,514	499,150	506,664	*
Gil Laks	9,773	27,801	37,574	*
Sheila Tan	6,917	30,166	37,083	*
David Collins	29,000	20,000	49,000	*
Joseph Lacob (7)	1,188,067	18,000	1,206,067	1.60%
C. Raymond Larkin, Jr.	29,660	143,000	172,660	*
George J. Morrow	11,000	95,000	106,000	*
David C. Nagel	0	0
Greg J. Santora	6,000	119,000	125,000	*
Warren S. Thaler	127,004	95,000	222,004	*
All current executive officers and directors as a group (16 persons)	1,706,925	2,639,998	4,346,923	5.75%

*	Less than 1%
(1)

Except as otherwise set forth in the footnotes below, represents shares of common stock that can be acquired upon the exercise of stock options and vesting of restricted stock units on or before April 22, 2010.

This column includes the full amount of restricted stock units that will vest on or before April 22, 2010, although each executive officer will actually receive the number of shares that have vested net of the number of shares necessary to cover any applicable withholding taxes which Align will pay on their behalf.
(2)

Based on a filing with the Securities and Exchange Commission on Schedule 13D/A on September 22, 2009. The principal office of Danaher is located at 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006.

(3)	Based on a filing with the Securities and Exchange Commission on Schedule 13G/A, indicating beneficial ownership as of December 31, 2008. Includes shares held in trust for immediate family members and shares held by immediate family members. The mailing address for Gordon Gund is P.O. Box 449, Princeton, New Jersey 08542.
(4)

Based on a filing with the Securities and Exchange Commission on Schedule 13G/A, indicating beneficial ownership as of December 31, 2009. The address for Kornitzer Capital Management Inc. is 5420 West 61st Place, Shawnee Mission, KS 66205.

(5)

Based on a filing with the Securities and Exchange Commission on Schedule 13G/A, indicating beneficial ownership as of December 31, 2009. The mailing address for HealthCor Management, L.P. is Carnegie Hall Tower, 152 West 57th Street, 47th Floor, New York, New York 10019.

(6)

Based on a filing with the Securities and Exchange Commission on Schedule 13G/A, indicating beneficial ownership as of December 31, 2009. Includes shares held by direct and indirect subsidiaries. The mailing address for The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286.

(7)	Includes 1,039,300 shares held by the Joseph S. Lacob Trust and 148,767 shares held by Lacob Children’s Trust. Principal address is 2750 Sand Hill Road, Menlo Park, CA 94025.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during the year ended December 31, 2009, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements; with the exception of Len M. Hedge who inadvertently filed one Form 4 late.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, approval or ratification of transactions with related persons

Our board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of Align, including Align’s principal executive officer, principal financial officer and controller. The Code provides in writing, that Align discourages its employees from conducting company business with a relative or significant other, or with a business in which an employee, a relative or significant other is associated in any significant role (each a “Related Party”). If, however, such a Related Party transaction is unavoidable, the Code provides that all employees (other than the directors and officers of Align) must fully disclose the nature of the relationship and the transaction to their supervisor, and the Chief Financial Officer must approve in advance the Related Party transaction. If, however:

•	you are a director or officer of Align and you desire to enter into a transaction with a Related Party (as defined above); or

•

you are an employee (other than a director or officer) and you desire to enter into a transaction with a Related Party that the Chief Financial Officer (in consultation with legal counsel) has deemed to be material to Align and is reportable under the rules and regulations of the Exchange Act, the nature of the transaction must be fully disclosed to the Audit Committee of the board of directors and such interest must be approved by the Audit Committee.

EMEA Distributor

In January 2010, we announced the addition of an international distributor for smaller country markets in Europe, the Middle East and Africa (EMEA). Mr. Laks, then Align’s Vice President, International, left Align on March 31, 2010 to take on a new role as owner of the new EMEA distributor. Align has agreed to pay the distributor a fee for efforts incurred by the distributor in supporting Invisalign cases that were in treatment prior to the distributor start date. This amount is estimated to be approximately $300,000. As of December 31, 2009, the amount of revenues earned by the EMEA countries was approximately $2 million per year. Align’s Audit Committee reviewed and approved this transaction as part of Align’s procedures for entering into transactions with related parties.

PROPOSAL THREE

APPROVAL OF THE ALIGN TECHNOLOGY, INC.

AMENDED AND RESTATED 2005 INCENTIVE PLAN

The stockholders are being asked to approve the amended and restated 2005 Incentive Plan (the “Incentive Plan”). Our board of directors has adopted the Incentive Plan, subject to approval from the stockholders at the Annual Meeting. Our current 2005 Incentive Plan (the “Existing Plan”) will expire at the end of 2010. If the stockholders approve the Incentive Plan, it will replace the Existing Plan as of the date of the Annual Meeting and have a term of ten years from the date of the Annual Meeting. The board has determined that it is in the best interests of the Company and its stockholders to have an equity incentive plan and is asking the Company’s stockholders to approve the Incentive Plan. If stockholders do not approve the Incentive Plan, the Existing Plan will continue until it terminates on December 31, 2010.

We are asking stockholders to approve an increase of 3,300,000 in the number of shares (“Shares”) of the Company’s common stock that may be issued under the Incentive Plan. If stockholders approve the Incentive Plan, a total maximum aggregate of 13,283,379 Shares plus up to an aggregate of 5,000,000 Shares that are or would have been returned to the 2001 Plan as result of termination of options or repurchase of Shares on or after March 28, 2005, would be available for issuance under the Incentive Plan. No grants have been made under the 2001 Plan since the adoption of the Existing Plan. In May 2005, stockholder approval of the Existing Plan was obtained and the 2001 Plan was terminated. As of March 23, 2010, 936,518 shares remain available for grant under the Existing Plan.

Reasons Why You Should Vote in Favor of the Approval of the Incentive Plan

Our board recommends a vote for the approval of the Incentive Plan because the board believes the plan is in the best interests of our company and our stockholders for the following reasons:

•

Aligns director, employee and stockholder interests. We believe that an effective and competitive employee incentive program is imperative for the success of our business. We rely on our experienced employees and their efforts to help Align achieve its business objectives. At Align, equity awards constitute a key component of our incentive and retention programs because the board and the Compensation Committee believe that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares.

•

Attracts and retains talent. Talented, motivated and effective executives and employees are essential to executing our business strategies. Stock-based compensation has been an important component of total compensation at Align for many years because such compensation enables us to effectively recruit executives and other employees while encouraging them to act and think like owners of our company. If the Incentive Plan is approved, we believe we will maintain our ability to offer competitive compensation packages to both retain our best performers and attract new talent.

•

Supports our pay-for-performance philosophy. The Committee believes that stock-based compensation is inherently performance-based, as the benefit the recipient receives increases as our stock price rises. The same attribute also directly links stock option compensation with stockholder value creation.

•

Avoids disruption in our compensation programs. The approval of the Incentive Plan by our stockholders is critical because our Existing Plan expires by its term in December 2010. If the Incentive Plan is approved, we will not have to restructure our existing compensation programs for reasons that are not directly related to the achievement of our financial business objectives. To remain competitive without stock-based compensation arrangements, it likely will be necessary to replace components of compensation previously awarded in equity with cash or with other instruments that may not necessarily align director and employee interests with those of our stockholders as well as stock-based awards do. Additionally, replacing equity with cash will increase cash compensation expense and use cash that would be better utilized toward other strategic purposes, such as strategic acquisitions, research and development of innovative new products, and improvements in the quality and performance of existing products.

Comparisons of the amended and restated 2005 Incentive Plan and the Existing Plan

The following table provides a summary of some of the material differences between the amended and restated Incentive Plan and the Existing Plan. This summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

Amendment	Existing Plan	Incentive Plan
Share Reserve	Plan permits issuance of a maximum of 9,983,379 shares plus up to 5,000,000 shares that are or would be returned to the Company’s 2001 Stock Incentive Plan (due to forfeited awards) on or after March 28, 2005	Share reserve is increased by 3,300,000 shares to permit the issuance of a maximum of 13,283,379 shares plus up to 5,000,000 shares that are or would be returned to the Company’s 2001 Stock Incentive Plan (due to forfeited awards) on or after March 28, 2005

Plan Term	Plan expires December 31, 2010	Plan expires on the 10-year anniversary of the Company’s 2010 Annual Meeting

Award Types	Permits the grant of stock options, stock appreciation rights, restricted stock, performance shares and performance units, as well as automatic grants to non-employee members of the Board of awards in the form of options and restricted stock units	Permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units, as well as automatic grants to non-employee members of the Board of awards in the form of options and restricted stock units

Term of Options and Stock Appreciation Rights	Permits stock options and stock appreciation rights to have a maximum term to expiration of up to 10 years.	Permits stock options and stock appreciation rights to have a maximum term to expiration of up to 7 years.

Fungibility of Full Value Awards	Awards of restricted stock, performance shares and performance units count as 2 shares for purposes of determining the available number of shares for issuance under the Existing Plan	Awards of restricted stock, restricted stock units, performance shares and performance units count as 1.5 shares for purposes of determining the available number of shares for issuance under the Incentive Plan

Code Section 162(m)	Does not specify a limit with respect to restricted stock units for purposes of qualifying as “performance-based compensation” within the meaning of Code Section 162(m)	Specifies that the maximum number of restricted stock units that may be granted under the Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m) is 500,000 per year for any participant and, in connection with a participant’s initial service as an employee of the Company, up to an additional 500,000 restricted stock units

Equity Compensation Plan Information as of March 23, 2010 and Burn Rate Information

Under the heading “Equity Compensation Plan Information” on page 67, as required by SEC rules, we provide information about shares of our common stock that may be issued under our equity compensation plans as of December 31, 2009. To facilitate the approval of the amendment to the 2005 Plan, set forth below is certain additional information. As of the record date, March 23, 2010:

•	75,607,803 shares of our common stock were outstanding.

•	The market value of one share of our common stock was $19.89.

•	The number of shares remaining available for future grants, under the Existing Plan was 936,518.

•	The number of shares of our common stock to be issued upon exercise of outstanding stock options was 8,087,980.

•	The weighted average exercise price of all outstanding stock options was $12.74.

•	The weighted average remaining contractual term for all outstanding stock options was 6.51 years.

•	The total number of unvested full value awards outstanding was 976,060.

Additionally, the following table sets forth information regarding awards granted and earned and the run rate (burn rate) for each of the last three fiscal years.

	2009	2008	2007
Stock options granted	1,150,000	2,150,000	1,600,000
Restricted stock units granted	300,000	700,000	400,000
Weighted average basic common shares outstanding during the fiscal year	69,100,000	66,800,000	67,200,000
% of Basic Total Shares Outstanding (RSUs counted using a ratio of 1.5:1)	2.3%	4.7%	3.3%

The following is a summary of the material features of the Incentive Plan and its operation. This summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

Summary of the Amended and Restated 2005 Incentive Plan

Purpose. The general purposes of the Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to individuals who perform services to the Company and to promote the success of the Company’s business.

Administration. The Incentive Plan will be administered by the board or a committee (“Committee”) designated by the board (in either case, the “Plan Administrator”). To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a Compensation Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m).

Subject to the terms of the Incentive Plan, the Plan Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Incentive Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Incentive Plan and outstanding awards.

Eligibility. The Incentive Plan provides that nonstatutory stock options, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and stock appreciation rights (“SARs”) may be granted to employees (including officers) and consultants of the Company and its affiliates and to members of the board. Incentive stock options may be granted only to employees. The Plan Administrator will determine which eligible persons will be granted awards. In addition, the Plan Administrator may grant other incentives payable in cash or Shares under the Incentive Plan as determined by the Plan Administrator to be in the best interests of the Company and subject to any terms and conditions the Plan Administrator deems advisable.

Shares Available under the Incentive Plan. We are asking stockholders to approve an increase of 3,300,000 Shares in the number of Shares reserved under the Incentive Plan. If stockholders approve the Incentive Plan, a total maximum aggregate of 13,283,379 Shares plus up to an aggregate of 5,000,000 Shares that are or would have been returned to the Company’s 2001 Stock Incentive Plan (the “2001 Plan”) as result of termination of options or repurchase of Shares on or after March 28, 2005, would be available for issuance under the Incentive Plan. Under the Existing Plan, up to a total of 9,983,379 shares plus up to an aggregate of 5,000,000 Shares that are or would have been returned to the 2001 Plan as result of termination of options or repurchase of Shares on or after March 28, 2005, are available for issuance. No grants have been made under the 2001 Plan since the adoption of the Existing Plan. In May 2005, stockholder approval of the Existing Plan was obtained and the 2001 Plan was terminated. As of March 23, 2010, 8,087,980 Shares were subject to outstanding options and 976,060 Shares were subject to outstanding restricted stock units under the Incentive Plan. As of the same date, 936,518 Shares remained available for any new awards to be granted in the future under the Incentive Plan. Any Shares subject to options or SARs will be counted as one Share for purposes of determining the available number of Shares for issuance under the Incentive Plan. Any Shares subject to restricted stock, RSUs, and performance shares or units will be counted as 1.5 Shares for purposes of determining the available number of Shares for issuance under the Incentive Plan. To the extent a Share that was subject to an award that counted as 1.5 Shares against the Shares reserved under the Incentive Plan, is recycled back into the Incentive Plan (as described below), the Incentive Plan will be credited with 1.5 Shares. As of April 7, 2010, the closing price of our common stock was $18.17 per share.

If an award expires or becomes unexercisable without having been exercised in full or, with respect to RSUs, performance units or performance shares, is terminated due to failure to vest, the unpurchased Shares (or for awards other than Options or SARs, the unissued Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon the exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the award so exercised will cease to be available under the Incentive Plan. Shares that have actually been issued under the Incentive Plan under any award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan; except that if Shares issued pursuant to restricted stock, RSUs, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Incentive Plan. Shares used to pay the exercise or purchase price of an award and/or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the Incentive Plan. To the extent an award under the Incentive Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Incentive Plan.

Prohibition on Repricings and Option or SAR Exchanges. The exercise price for the Shares to be issued pursuant to an option or SAR that has already been granted may not be reduced without the consent of our stockholders. This prohibition includes, without limitation, a repricing of the option or SAR as well as an option or SAR exchange program whereby the holder of such award agrees to cancel his or her existing option or SAR in exchange for an option, SAR or other award to be granted in the future with an exercise price equal to the fair market value of the Shares subject to such award on the date of grant.

Options. The exercise price of options granted under the Incentive Plan is determined by the Plan Administrator and must not be less than 100% of the fair market value of the Company’s common stock at the time of grant. Options granted under the Incentive Plan expire as determined by the Plan Administrator, but in no event later than 7 years from date of grant. Incentive stock options granted to stockholders owning more than

10% of the voting stock of the Company must have an exercise price per Share no less than 110% of the fair market value at the time of grant and the term of such option may be no more than 5 years from the date of grant. The fair market value of the Company’s common stock generally is determined with reference to the price for the Company’s common stock on the date the option is granted.

Options become exercisable at such times as are determined by the Plan Administrator and are set forth in the individual option agreements. An option is exercised by giving written notice to the Company specifying the number of full Shares to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the Shares purchased upon exercise of an option will be determined by the Plan Administrator. Each option grant is evidenced by an agreement that specifies the exercise price, the term of the option, the forms of consideration for exercise, and such other terms and conditions as the Plan Administrator, in its sole discretion, will determine.

Stock Appreciation Rights. A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. The Plan Administrator, subject to the provisions of the Incentive Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Incentive Plan; provided that no SAR may have a term of more than 7 years from the date of grant and that the exercise price of a SAR may not have an exercise price below 100% of the fair market value of the Company’s common stock on the grant date.

Upon exercise of a SAR, the holder of the SAR will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price by (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator, payment to the holder of a SAR may be in cash, Shares or a combination of both. Each SAR grant is evidenced by an agreement that specifies the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Plan Administrator will determine.

Termination of Employment. The Incentive Plan gives the Plan Administrator the authority to vary the terms of the individual option and SAR agreements, including exercisability of the award following termination of service with the Company. In the absence of a period specified in the option or SAR agreement, generally if a participant ceases to be an employee, director or consultant for any reason other than misconduct, then the participant will have the right to exercise his or her outstanding award for 3 months (or 12 months if termination is due to death or disability), after the date of termination, but only to the extent that the participant was entitled to exercise such option or SAR at the date of such termination. In no event will an option or SAR be exercisable beyond its term.

Restricted Stock. Awards of restricted stock are rights to acquire or purchase Shares, which vest in accordance with the terms and conditions established by the Plan Administrator in its sole discretion. Restricted stock awards may be subject to vesting conditions as the Plan Administrator specifies, and the Shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Plan Administrator, a participant will forfeit any Shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the Shares and to receive any dividends paid, except that dividends or other distributions paid in Shares will be subject to the same restrictions as the original award. The Plan Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed. Each restricted stock grant is evidenced by an agreement that specifies the period of restriction, the number of Shares granted, and such other terms and conditions as the Plan Administrator will determine.

Restricted Stock Units. The Plan Administrator may grant RSUs which represent a right to receive Shares at a future date as set forth in the participant’s award agreement. Each RSU granted under the Incentive Plan is evidenced by an agreement that specifies the number of Shares subject to the award and other terms and conditions as the Plan Administrator will determine. RSUs will result in a payment to a participant only if the performance goals or other vesting criteria the Plan Administrator may establish are achieved or the awards otherwise vest. Earned RSUs will be paid, in the sole discretion of the Plan Administrator, in the form of cash, Shares, or a combination of both. The Plan Administrator may establish vesting criteria in its discretion, which may be based on company-wide, business unit or individual goals, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of RSUs to be paid out to participants.

After the grant of a restricted stock unit award, the Plan Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned RSUs as of the date set forth in the award agreement.

Performance Units and Performance Shares. Performance units and performance shares may also be granted under the Incentive Plan. Each award of performance shares or units granted under the Incentive Plan is evidenced by an agreement that specifies the performance period and other terms and conditions of the award as the Plan Administrator will determine. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Plan Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Plan Administrator, in the form of cash, Shares, or a combination of both. The Plan Administrator may establish performance objectives in its discretion, which may be based on company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

After the grant of a performance unit or performance share, the Plan Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Plan Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a Share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals. Awards of restricted stock, RSUs, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; revenue; sales growth; Share price; or total return to stockholders. The performance goals will be based on the Company’s tactical and strategic business objectives, which may differ from participant to participant and from award to award, may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured on growth basis or relative basis to a peer group or index. The performance goals will be calculated in accordance with the Company’s financial statements, United States Generally Accepted Accounting Principles (“GAAP”) or under a methodology established by the Plan Administrator prior to issuance of an award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period

(or such other time as may be required or permitted by Code Section 162(m)), the Plan Administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Plan Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Plan Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Vesting of Restricted Stock, Restricted Stock Units and Performance Shares and Units. The Incentive Plan provides that awards of restricted stock, restricted stock units and performance shares and units (other than grants to non-employee directors) will vest no earlier than one-third of the total number of Shares subject to the award each year from the date of grant, unless the Plan Administrator determines that the award is to vest upon the achievement of a performance objective, provided the period for measuring performance will be at least 12 months.

Individual Award Limitations. The Incentive Plan contains annual grant limits intended to satisfy Code Section 162(m). Specifically, the maximum number of Shares which could be issued to any one individual in any fiscal year (i) pursuant to options or SARs is 1,000,000 Shares, (ii) pursuant to restricted stock is 500,000 Shares, (iii) pursuant to RSUs is 500,000 Shares, and (iv) pursuant to performance shares is 500,000 Shares, and the maximum dollar value which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $5,000,000. In addition, in connection with his or her initial hiring with the Company, an individual may be granted additional awards of up to a maximum of (i) 1,000,000 Shares covering options or SARs, (ii) 500,000 Shares covering restricted stock, (iii) 500,000 Shares covering RSUs, and (iv) 500,000 Shares covering performance shares. Other types of incentives payable in cash under the Incentive Plan that the Plan Administrator may determine to grant have a maximum dollar value of $5,000,000 per year for any participant.

Non-Transferability of Awards. Awards granted under the Incentive Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Misconduct. If a participant terminates service with the Company as a result of his or her misconduct (as defined in the Incentive Plan) or the participant engages in misconduct while holding an outstanding award, then all awards granted under the Incentive Plan that the participant holds will terminate immediately and the participant will have no further rights with respect to those awards.

Automatic Director Grants. In addition to other awards for which non-employee directors may otherwise be eligible, the Incentive Plan provides for the automatic grant of options and RSUs to our non-employee directors. Each non-employee director who first becomes a member of the Board after March 7, 2007, whether through election by the stockholders or appointment by the Board to fill a vacancy, will receive an initial option to purchase 30,000 Shares, except for those directors who become non-employee directors by ceasing to be employee directors. Non-employee directors who, after March 7, 2007, are then serving as directors and who have been directors for at least 6 months will receive an annual option to purchase 10,000 Shares and an annual award of 3,000 RSUs on the date of each annual meeting of our stockholders. All options granted under the automatic grant provisions have a term of 7 years and an exercise price equal to fair market value of our common stock on the date of grant. Each initial option to purchase 30,000 Shares becomes exercisable as to one-fourth of the Shares subject thereto on each anniversary of its date of grant, provided the non-employee director remains a director through each such date. Each annual option to purchase 10,000 Shares becomes exercisable, and each annual award of 3,000 RSUs vest, as to 100% of the Shares subject to the respective option on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of the Company’s stockholders, provided that the non-employee director remains a director through such date. The annual awards of 3,000 RSUs that vest will be settled in Shares. The Plan Administrator in its discretion may change and otherwise revise the terms of automatic director grants, including, without limitation, the number of Shares and exercise prices for awards granted on or after the date of such change or revision

Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, or other change in the corporate structure affecting the Company’s common stock, the Plan Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be available under the Incentive Plan, will adjust the number and class of shares that may be delivered under the Incentive Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations.

Dissolution or Liquidation. In the event of the Company’s proposed dissolution or liquidation, the Plan Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control. In the event of our change in control (as defined in the Incentive Plan), each outstanding award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding awards, the Plan Administrator will provide notice to the recipient that he or she has the right to exercise the option and SAR as to all of the Shares subject to the award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for RSUs and performance shares and units will be deemed achieved at target levels, and all other terms and conditions met. In such event, the Plan Administrator will notify the participant that the award is fully exercisable for such period of time as the Plan Administrator may determine from the date of such notice and that the award will terminate upon expiration of such period. With respect to awards granted to non-employee directors that are assumed or substituted for, if on the date of or following such assumption or substitution such director is terminated in his or her capacity as a director other than upon his or her voluntary resignation, then he or she will fully vest in and have the right to exercise options and/or SARs as to all of the Shares subject to such awards, all restrictions on restricted stock will lapse, and all performance goals or other vesting criteria with respect to RSUs and performance shares and units will be deemed achieved at target levels and all other terms and conditions met.

Amendment and Termination of the Incentive Plan. The Plan Administrator will have the authority to amend, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. Any amendment, suspension or termination will not, without the written consent of the participant, impair any rights of any participant under any award previously granted. If stockholders approve the Incentive Plan, it will terminate on the 10-year anniversary of the Company’s 2010 Annual Meeting, unless the Plan Administrator terminates it earlier pursuant to the terms of the Incentive Plan.

Number of Awards Granted to Employees, Consultants and Directors

Subject to the annual numerical limits under the Incentive Plan, the number of awards (if any) that an employee, consultant, or director may receive under the Incentive Plan is in the discretion of the Plan Administrator and therefore cannot be determined in advance. Under the automatic award grant program, however, each individual who first becomes a non-employee board member will receive an option grant to purchase 30,000 Shares on the date the individual joins the Board. In addition, on the date of each annual stockholders meeting, each non-employee member of the Board, will automatically be granted an option to purchase 10,000 shares of common stock and an award of 3,000 RSUs, provided the individual has served on the Board for at least six months. The following table sets forth: (a) the total number of Shares subject to options and SARs, (b) the average per share exercise price of options and SARs, and (c) the total number of Shares subject to restricted stock, RSUs, performance shares and performance units, granted during the last fiscal year.

Name of Individual or Group	Number of Options and SARs Granted	Average Per Share Exercise Price	Shares of Restricted Stock, RSUs, and Performance Shares and Units
Thomas M. Prescott, President & CEO	116,500	$7.81	40,000
Kenneth B. Arola, Vice President Finance & CFO	27,500	$7.81	9,167
Len M. Hedge, Senior Vice President, Business Operations	42,390	$7.81	14,130
Sheila Tan, Vice President, Marketing & Chief Marketing Officer	60,000	$7.81	20,000
Gil Laks, Vice President, International	30,250	$7.81	10,083
All executive officers, as a group	374,640	$7.81	126,046
All directors who are not executive officers, as a group	105,000	$10.55	20,000
All employees who are not executive officers, as a group	653,997	$8.77	180,310

Federal Income Tax Information

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than 2 years after the grant date and more than 1 year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the 2 or 1 year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its 4 most highly compensated executive officers. Under Code Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of awards that any individual may receive and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Incentive Plan has been designed to permit the Plan Administrator to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Section 409A. Section 409A of the Code, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six months after such officer’s separation from service.

Awards granted under the Incentive Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. In addition, certain states such as California have adopted similar provisions.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANT AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE INCENTIVE PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

Vote Required; Recommendation of Board of Directors

The approval of the amendment and restatement of the Align Technology, Inc. 2005 Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal at the 2010 Annual Meeting.

Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the approval of the amendment and restatement of the Align Technology, Inc. 2005 Incentive Plan.

PROPOSAL FOUR

APPROVAL OF THE ALIGN TECHNOLOGY, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve a new 2010 Employee Stock Purchase Plan (the “ESPP”). Our board of directors has adopted the ESPP, subject to approval from the stockholders at the Annual Meeting. Our current Employee Stock Purchase Plan (the “Existing ESPP”) will expire on January 31, 2011. If the stockholders approve the ESPP, it would replace the Existing ESPP as of the date determined by the board and no further offerings would be granted under the Existing ESPP. The board has determined that it is in the best interests of the Company and its stockholders to have an employee stock purchase plan and is asking the Company’s stockholders to approve the ESPP.

The following is a summary of some of the material differences between the ESPP and the Existing ESPP. The comparative summary is qualified in its entirety by reference to the ESPP itself set forth in Appendix B:

•

A total of 2,400,000 Shares are reserved for issuance under the ESPP and the ESPP does not have a provision (which the Existing ESPP had) allowing for an annual automatic increase in the number of shares reserved for issuance;

•	The ESPP will remain in effect until terminated by the ESPP Administrator in accordance with the terms of the ESPP.

Summary of the ESPP

The following is a summary of the principal features of the ESPP and its operation. The summary is qualified in its entirety by reference to the ESPP as set forth in Appendix B.

General. The ESPP was adopted by the board in March 2010, subject to approval by our stockholders at the 2010 Annual Meeting. The purpose of the ESPP is to provide a means by which employees of the Company and its designated subsidiaries may be given an opportunity to purchase common stock of the Company.

Shares Available for Issuance. If our stockholders approve this proposal, a total of 2,400,000 Shares will be reserved for issuance under the ESPP. We expect that the number of Shares reserved for issuance under the ESPP will last for approximately 4 years.

Administration. The ESPP will be administered by the board or a committee of the board (in either case, the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to designate separate offerings under the ESPP, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures it deems necessary for the administration of the ESPP. Subject to the provisions of the ESPP, every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

Eligibility. Unless the Administrator provides otherwise (consistent with the terms of the ESPP and Code Section 423), employees of the Company and its designated subsidiaries whose customary employment is at least 20 hours per week and more than 5 months in a calendar year are eligible to participate in the ESPP; except that no employee will be granted an option under the ESPP (i) to the extent that, immediately after the grant, such employee would own 5% or more of the total combined voting power of all classes of the Company’s capital stock or the capital stock of any Company parent or subsidiary, or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such rights are outstanding at any time, as determined in accordance with Internal Revenue Code Section 423 and the regulations thereunder. Subject to the limits in the previous sentence, the maximum aggregate number of Shares available that a participant may purchase under a purchase period will be 2,500 Shares and the maximum number of Shares that may be purchased during each purchase period by all participants under the ESPP will be 400,000 Shares.

Offerings.

The ESPP is implemented by offerings of rights to eligible employees. Each offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate, which will comply with Code Section 423(b) and all employees granted rights under an offering will have the same rights and privileges. The provisions of separate offerings need not be identical. The ESPP generally has a series of consecutive, overlapping 24 month offering periods, with each offering period consisting of 4 six-month purchase periods commencing generally on February 1 and August 1 of each year. The first day of an offering is referred to as the “offering date.”

An eligible employee may become a participant in the ESPP by delivering a subscription agreement to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to the offering date or by following an electronic or other enrollment procedure determined by the Administrator. A subscription agreement will authorize participant contributions, generally in the form of payroll deductions unless otherwise determined by the Administrator, which may not be less than 1% or exceed 15% of a participant’s compensation (as defined in the ESPP) during the offering, unless the Administrator determines such lower percentage. Generally during an offering, a participant may change the rate of his or her participation level, except that a participant may only make one change to his or her participation level during each month of an offering period. Additionally, any increase in the rate of a participant’s participating level will apply only to future purchase periods under the ESPP.

On the offering date, each participant is granted a right to purchase Shares. An offering includes purchase periods of approximately 6 months in duration. The right expires at the end of the offering, or potentially earlier in connection with an employee’s termination (described below), but is exercised on generally the last day on which the Company’s common stock is actively traded during the purchase period (the “purchase date”). If the fair market value of the Company’s common stock on any purchase date is lower than the fair market value of the Company’s common stock on the offering date, then all participants in the offering period automatically will be withdrawn from such offering period immediately after exercise of their option on such purchase date and automatically re-enrolled in the immediately following offering period on the first day thereof.

Purchase Price. Unless and until the Administrator determines otherwise, the purchase price for Shares is the lesser of: (a) 85% of the fair market value of the common stock on the offering date, or (b) 85% of the fair market value of the common stock on the purchase date.

Payment of Purchase Price; Contributions. On each purchase date, each participant’s accumulated payroll deductions (or other contributions) will be applied to the purchase of whole shares of Company common stock, up to the maximum number of Shares permitted under the ESPP and a given purchase period. Currently, a participant may make contributions under the ESPP only by payroll deductions, unless the Administrator, in its sole discretion, permits participants to contribute amounts through cash, check or other specified means set forth in the subscription agreement prior to each purchase date.

Withdrawal. Generally, a participant may withdraw from an offering by delivering a withdrawal notice to the Company’s stock administration office or its designee in such form as the Company provides or following an electronic or other procedure determined by the Administrator. The participant will receive his or her accumulated contributions from the offering promptly after the effective date of his or her withdrawal. Once a participant withdraws from a particular offering, the participant must re-enroll in the ESPP in order to participate in future offerings under the ESPP.

Termination of Employment. Rights granted under the ESPP terminate immediately upon cessation of a participant’s employment with the Company and any designated subsidiary of the Company for any reason. Once a participant’s employment is terminated, the Company will distribute to such terminated employee all of his or her accumulated contributions under the offering generally without interest.

Adjustments upon Changes in Capitalization, Dissolution or Liquidation, or Change of Control.

Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Administrator will adjust the number and class of common stock which may be delivered under the ESPP, the purchase price per share and the number of shares of common stock covered by each option under the ESPP which has not yet been exercised, the maximum number of shares a participant can purchase during a purchase period and the maximum number of shares that can be purchased during a purchase period by all participants under the ESPP.

Dissolution or Liquidation. In the event of dissolution or liquidation, the offering period will be shortened by setting a new purchase date and will terminate immediately prior to the completion of the dissolution or liquidation, unless provided otherwise by the Administrator. The new purchase date will be prior to the dissolution or liquidation. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing or electronically, at least 10 business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering.

Merger or Change of Control. In the event of a merger or Change in Control (as defined in the ESPP), then the surviving corporation or its parent or subsidiary may assume outstanding rights under the ESPP or substitute similar rights. If no surviving corporation assumes outstanding rights or substitutes similar rights, the Administrator will shorten the offering with respect to which such right relates by setting a new purchase date on which such offering will end. The new purchase date will be prior to the transaction. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing or electronically prior to the date of the merger or Change in Control, that the purchase date has been changed to the new purchase date and that the right will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering.

Amendment and Termination of the ESPP. The Administrator may, at any time and for any reason, amend, suspend or terminate the ESPP or any part of the ESPP. If the ESPP is terminated, the Administrator may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of Shares on the next purchase date (which may be sooner than originally scheduled, if determined by the Administrator), or may elect to permit offering periods to expire in accordance with their terms (and subject to any adjustments described above). If an offering period is terminated prior to expiration, all amounts credited to a participant’s account that were not used to purchase Shares will be returned to the participant (without interest) as soon as administratively practicable. Without stockholder consent and without limiting the foregoing, the Administrator is entitled to change the offering periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant correspond with contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the ESPP. If the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Administrator may modify, amend or terminate the ESPP to reduce or eliminate such accounting consequence.

Participation in Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions or other contributions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. No purchases have been made under the ESPP since its adoption by the board. As of April 7, 2010, the closing price of our common stock was $18.17 per share. For illustrative purposes, the following table sets forth (i) the number of Shares that were purchased during the last fiscal year under the Existing ESPP, and (ii) the weighted average price per share paid for such Shares.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchase Price ($)
Thomas M. Prescott, President & CEO	2,373	$6.69
Kenneth B. Arola, Vice President Finance & CFO	0
Len M. Hedge, Senior Vice President, Business Operations	0
Sheila Tan, Vice President, Marketing & Chief Marketing Officer	0
Gil Laks, Vice President, International	2,373	$6.69
All executive officers, as a group	6,434	$6.71
All directors who are not executive officers, as a group	0
All employees who are not executive officers, as a group	538,717	$6.75

Certain U.S. Federal Income Tax Information

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering and 1 year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE ESPP. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required; Recommendation of Board of Directors

The approval of the ESPP requires the affirmative vote of a majority of the votes cast on the proposal at the 2010 Annual Meeting.

Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the approval of the Align Technology, Inc. 2010 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 about our common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all existing equity compensation plans, including the 1997 Equity Incentive Plan, the Employee Stock Purchase Plan, the 2001 Stock Incentive Plan and the 2005 Incentive Plan, each as amended, and certain individual arrangements. For information about shares of our common stock that may be issued under our equity compensation plans as of March 23, 2010, the record date, see Proposal Three—Approval of Amendment to 2005 Equity Incentive Plan under the heading “Equity Compensation Plan Information as of March 23, 2010”. Column (c) of the table below does not reflect the 3,300,000 additional shares of our common stock that will become available for issuance under the 2005 Incentive Plan if our stockholders approve Proposal Three.

Plan Category	Number of securities to be issued upon exercise of outstanding options and restricted stock units (a)		Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,364,135	(1)(2)	$11.49	2,747,759	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	8,364,135		$11.49	2,747,759

(1)	This number reflects the number of securities to be issued upon exercise of outstanding options and restricted stock units under the 1997 Equity Incentive Plan, the 2001 Stock Incentive Plan, and the 2005 Incentive Plan. The 876,375 restricted stock units included in this number have an exercise price of zero.
(2)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the Employee Stock Purchase Plan.
(3)	This number reflects securities available for future issuance under the 2005 Stock Incentive Plan and the Employee Stock Purchase Plan. In January 2001, all outstanding options under the 1997 Equity Incentive Plan were subsumed under the 2001 Stock Incentive Plan. Since that date no options have been granted under the 1997 Equity Incentive Plan. In May 2005, stockholder approval was obtained for the 2005 Incentive Plan and the 2001 Stock Incentive Plan was terminated. Since that date, no further options have been granted under the 2001 Stock Incentive Plan. The 2005 Incentive Plan has 9,983,379 shares of common stock reserved for issuance, plus up to an aggregate of 5,000,000 shares that are or would have been returned to the 2001 Stock Incentive Plan as a result of termination of outstanding options or repurchase of shares granted under the 2001 Stock Incentive Plan after March 28, 2005. As of December 31, 2009, 2,360,766 shares have been transferred to the 2005 Incentive Plan. As of December 31, 2009, the number of shares available for future issuance under the 2005 Incentive Plan was 2,747,759. Any grants of restricted stock units will reduce shares available for grant at a 2:1 ratio. The Employee Stock Purchase Plan provides that the number of shares of our common stock reserved for issuance thereunder will automatically increase on the first trading day of January in each calendar year by an amount equal to three percent (3%) of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, with this annual increase not to exceed 1,500,000 shares. The maximum number of shares that can be granted under the Employee Stock Purchase Plan in any one year is 800,000 shares of common stock. As of December 31, 2009, the total number of shares of our common stock available for future issuance under the Employee Stock Purchase Plan was 10,124,732.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend or, if the board of directors has not provided a recommendation, in accordance with their own judgment.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

ALIGN TECHNOLOGY, INC.

Dated: April 21, 2010

APPENDIX A

ALIGN TECHNOLOGY, INC.

2005 INCENTIVE PLAN

(amended March 2010)

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide incentives to individuals who perform services to the Company, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, SARs, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, SARs, Restricted Stock Units, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Align Technology, Inc., a Delaware corporation, or any successor thereto.

(l) “Consultant” means any person, including an advisor, engaged by the Company or its Affiliate to render services to such entity.

(m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(n) “Director” means a member of the Board.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p) “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Inside Director” means a Director who is an Employee.

(v) “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company or its Affiliates, or any other intentional misconduct by such person adversely affecting the business or affairs of the Company or its Affiliates in a material manner. The foregoing definition will not in any way preclude or restrict the right of the Company or its Affiliates to discharge or dismiss any Participant for any other acts or omissions, but such other acts or omissions will not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

(w) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a stock option granted pursuant to the Plan.

(z) “Outside Director” means a Director who is not an Employee.

(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb) “Participant” means the holder of an outstanding Award.

(cc) “Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(dd) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ee) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(ff) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this 2005 Incentive Plan.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Service Provider” means an Employee, Director or Consultant.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

(oo) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a SAR.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 13,283,379 Shares (3,300,000 Shares plus 9,983,379 Shares which is the number of Shares that had been reserved but not issued under the

Company’s 2001 Stock Incentive Plan (the “2001 Plan”) as of March 28, 2005), plus up to an aggregate of 5,000,000 Shares that are or would have been returned to the 2001 Plan as a result of termination of options or repurchase of Shares on or after March 28, 2005. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) Full Value Awards. Any Shares subject to Options or SARs will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as one and one-half (1 1/ 2) Shares for every one (1) Share subject thereto. To the extent that a Share that was subject to an Award that counted as one and one-half (1 1/2) Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with one and one-half (1 1/2) Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to an Award of Restricted Stock Units, Performance Units or Performance Shares, is terminated due to failure to vest, the unpurchased Shares (or for Awards other than Options or SARs, the unissued Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon the exercise of a SAR settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 18, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan under this Section 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 23(c) of the Plan) including, without limitation, the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan. Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or SAR to reduce the exercise price of such Option or SAR after it has been granted (except for adjustments made pursuant to Section 18) nor may the Administrator cancel any outstanding Option or SAR and replace it with a new Option or SAR with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders;

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 19;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;

(xii) to grant in addition to the incentives described in Sections 6, 7, 8, 9, and 10 below, other incentives payable in cash or Shares under the Plan as determined by the Administrator to be in the best interests of the Company and subject to any terms and conditions the Administrator deems advisable; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d) No Liability. Under no circumstances will the Company, its Affiliates, the Administrator, or the Board incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Administrator’s or the Board’s roles in connection with the Plan.

5. Eligibility. Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Restricted Stock Units, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.

6. Stock Options. Subject to the terms and conditions of the Plan, an Option may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(a) Limitations.

(i) Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(ii) The following limitations will apply to grants of Options:

(1) No Service Provider will be granted, in any Fiscal Year, Options or SARs to purchase more than 1,000,000 Shares.

(2) In connection with his or her initial service, a Service Provider may be granted Options or SARs to purchase up to an additional 1,000,000 Shares, which will not count against the limit set forth in Section 6(a)(ii)(1) above.

(3) The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18.

(4) If an Option or SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 18), the cancelled Option or SAR, as applicable, will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR, as applicable, and the grant of a new Option or SAR, as applicable.

(b) Term of Option. The term of each Option will be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement as determined by the Administrator in its sole discretion. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph a) immediately above, the per Share exercise price will be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Option Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the acceptable forms of consideration for exercise (which may include any form of consideration permitted by Section 6(c)(iv), the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(iv) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(d) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 18 of the Plan.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as a result of the Participant’s death, Disability or Misconduct, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 500,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, for Restricted Stock intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 500,000 Shares of Restricted Stock. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that Shares of Restricted Stock will vest no earlier than one-third (1/3rd) of the total number Shares of Restricted Stock subject to an Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of a performance objective, provided the period for measuring performance will be at least twelve months. After the grant of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death or Disability.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant will be granted SARs or Options covering more than 1,000,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs or Options covering up to an additional 1,000,000 Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18.

(c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing provisions of this Section 8(c), Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code and the Treasury Regulations thereunder.

(d) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of SARs. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, however, that the term will be no more than seven (7) years from the date of grant thereof. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to SARs.

(f) Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as “performance-based compensation”

within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 500,000 Restricted Stock Units. Notwithstanding the limitation in the previous sentence, for Restricted Stock Units intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with his or her initial service as an Employee, an Employee may be granted an aggregate of up to an additional 500,000 Restricted Stock Units. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant; provided, however, that Awards of Restricted Stock Units (other than any Awards granted to Outside Directors) will vest no earlier than one-third (1/3) of the total number of units subject to such Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of a performance objective, provided the period for measuring performance will be at least twelve months. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will not reduce the number of Shares available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units/Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, (a) no Participant will receive Performance Units having an initial value greater than $5,000,000, and (b) no Participant will receive more than 500,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Units/Shares intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 500,000 Performance Shares. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that Awards of Performance Units/Shares (other than any Awards granted to Outside Directors) will vest no earlier than one-third (1/3) of the total number of units or Shares subject to such Award each year from the date of grant, unless the Administrator determines that the Award is to vest upon the achievement of a performance objective, provided the period for measuring performance will be at least twelve months. The Administrator may set performance objectives based on the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service, including, without limitation, due to death or Disability.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g) Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11. Other Cash or Stock Awards. In addition to the incentives described in Sections 6 through 10 above, the Administrator may grant other incentives payable in cash or Shares under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate, provided that in any Fiscal Year, a Participant will not receive a cash Award under this Section in excess of $5,000,000.

12. Performance-Based Compensation Under Code Section 162(m).

(a) General. If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

(b) Performance Goals. The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; revenue; sales growth; Share price; or total return to stockholders. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured on a growth basis or relative basis to a peer group or index. The Performance Goals for a Participant will be determined by the Administrator based on the Company’s tactical and strategic business objectives, which may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator will determine whether to make any adjustments to the calculation of any Performance Goal with respect to any Participant for any significant or extraordinary events affecting the Company. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

(c) Procedures. To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Section 162(m) of the Code, on or before the Determination Date (i.e., within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period.

(d) Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance-based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

(e) Determination of Amounts Earned. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved. In determining the amounts earned by a Participant pursuant to an Award intended to qualified as “performance-based compensation” under Section 162(m) of the Code, the Committee will have the right to (a) reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the

Performance Period, (b) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant’s death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (c) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code for a Performance Period only if the Performance Goals for such period are achieved.

13. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral of Awards will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

14. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise and except as required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16. Termination of Relationship as a Service Provider due to Misconduct. If a Participant ceases to be a Service Provider due to his or her Misconduct or should a Participant engage in Misconduct while holding an outstanding Award, then all Awards that the Participant then holds will immediately terminate and the Participant will have no further rights with respect to such Awards. Upon such a termination, the Shares covered by the Awards that so terminate will revert to the Plan.

17. Awards to Outside Directors.

(a) General. Outside Directors will be entitled to receive all types of Awards under this Plan, including discretionary Awards not covered under this Section 17. All grants of Options and Restricted Stock Units to Outside Directors pursuant to this Section will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:

(b) Options.

(i) First Option. Each Outside Director who becomes an Outside Director after March 7, 2007 will be automatically granted a Nonstatutory Stock Option to purchase 30,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director will not receive a First Option.

(ii) Subsequent Option. Each Outside Director will be automatically granted a Nonstatutory Stock Option to purchase 10,000 Shares (a “Subsequent Option”) on the date of each annual meeting of the Company’s stockholders following March 7, 2007; provided that he or she is then an Outside Director and, provided further, that as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(iii) Terms of Options. The terms of First Options and Subsequent Options granted hereunder will be as follows:

(1) the term of each Option will be seven (7) years.

(2) the exercise price per Share will be 100% of the Fair Market Value per Share on the date of grant.

(3) twenty-five percent (25%) of the Shares subject to each First Option will vest on each anniversary of the date of grant of such Option, so that 100% of the Shares subject to such Option will be vested four (4) years from the grant date, subject to Optionee continuing to be a Director through such dates. One hundred percent (100%) of the Shares subject to each Subsequent Option will vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the next annual meeting of the Company’s stockholders following the date of grant, subject to the Optionee continuing to be a Director through such date.

(4) each Option granted under this Section 17 will have such other terms and conditions as the Administrator determines.

(c) Restricted Stock Units.

(i) Annual Restricted Stock Units. Each Outside Director will be automatically granted an Award of 3,000 Restricted Stock Units (“Annual Restricted Stock Units”) on the date of each annual meeting of the Company’s stockholders following March 7, 2007; provided that he or she is then an Outside Director and, provided further, that as of such date, he or she will have served on the Board for at least the preceding six (6) months.

(ii) Terms of Restricted Stock Units. The terms of Annual Restricted Stock Units granted hereunder will be as follows:

(1) one hundred percent (100%) of the Annual Restricted Stock Units will vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the next annual meeting of the Company’s stockholders following the date of grant, subject to the Optionee continuing to be a Director through such date.

(2) each Restricted Stock Unit will represent the right to receive a Share and will be settled in Common Stock upon vesting.

(3) Awards of Restricted Stock Units granted under this Section 17 will have such other terms and conditions as the Administrator determines.

(d) Adjustments. The Administrator in its discretion may change and otherwise revise the terms of Awards granted under this Section 17, including, without limitation, the number of Shares, exercise prices and other terms thereof, for Awards granted on or after the date the Administrator determines to make any such change or revision.

18. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share and unit limits set forth in Sections 3, 6, 7, 8, 9, 10 and 17.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights that are not assumed or substituted for, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Shares/Units not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

With respect to Awards granted to Outside Directors that are assumed or substituted for, if on the date of or following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares subject thereto, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 18(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance objectives (including any Performance Goals) will not be considered assumed if the Company or its successor modifies any of such performance objectives without the Participant’s consent; provided, however, a modification to such performance objectives only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 18(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

19. Tax Withholding

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided the delivery of such Shares will not result in any adverse accounting consequences as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

20. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

21. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

22. Term of Plan. Subject to Section 26 of the Plan, this Plan as adopted by the Board in its amended and restated form will become effective as of the date of the Company’s 2010 Annual Meeting of Stockholders and will continue in effect for a term ending on the ten (10) year anniversary of such meeting, unless terminated earlier under Section 23 of the Plan.

23. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Without limiting the foregoing sentence, the number of Shares available under the Plan pursuant to Section 3 herein may not be increased without approval of the Company’s stockholders, except as provided in Section 3.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

24. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

25. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

26. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX B

ALIGN TECHNOLOGY, INC.

2010 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to

2. purchase Common Stock through accumulated Contributions (as defined in Section 2(j) below). The Company’s intention is to have Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

3. Definitions.

(a) “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; or

(ii) Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12 month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(d), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(f) “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means Align Technology, Inc., a Delaware corporation, or any successor thereto.

(i) “Compensation” means (i) the regular base salary paid to a Participant by the Company and/or Employer plus (ii) all overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during such period. Such Compensation will be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or Employer. However, Compensation will not include any contributions made by the Company or any Employer on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such calculation of Compensation).

(j) “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

(k) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(l) “Director” means a member of the Board.

(m) “Eligible Employee” means any individual who is a common law employee of the Company or a Designated Subsidiary and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds six (6) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated six months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering.

(n) “Employer” means the employer of the applicable Eligible Employee(s).

(o) “Enrollment Date” means the first Trading Day of each Offering Period.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(q) “Exercise Date” means the last Trading Day of each Purchase Period.

(r) “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or on the last preceding Trading Day for which such quotation exists if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or on the last preceding Trading Day if the date of determination is not a Trading Day), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(s) “Fiscal Year” means the fiscal year of the Company.

(t) “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

(u) “Offering Periods” means the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and August 1 of each year and terminating on the last Trading Day in the periods ending twenty-four (24) months later. The duration and timing of Offering Periods may be changed pursuant to Sections 4 and 20.

(v) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w) “Participant” means an Eligible Employee that participates in the Plan.

(x) “Plan” means this Align Technology, Inc. 2010 Employee Stock Purchase Plan.

(y) “Purchase Period” means the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period will commence on the Enrollment Date and end with the next Exercise Date.

(z) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 20.

(aa) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(bb) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

4. Eligibility.

(a) Offering Periods. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5. Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(b) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

5. Offering Periods. The Plan will be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

6. Participation. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

7. Contributions.

(a) At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not less than one percent (1%) and not exceeding fifteen percent (15%) of the Compensation, which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her account under the subsequent Purchase Period or Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period, provided that payment through means other than payroll deductions shall be permitted only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b) Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(c) All Contributions made for a Participant will be credited to his or her account under the Plan and payroll deductions will be made in whole percentages only. A Participant may not make any additional payments into such account.

(d) A Participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company’s stock administration office (or its designee), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a Participant may only make one Contribution change during each month of the Offering Period and, provided, further, that unless the Administrator provides otherwise, a Participant may reduce, but not increase, his or her Contribution rate during a Purchase Period for that Purchase Period (it being understood that a Participant may increase his or her Contribution rate for a future Purchase Period prior to the commencement of any such Purchase Period). If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

(f) Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Eligible Employees to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, and (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.

(g) At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s Compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

8. Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible

Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that (a) in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,500 shares of the Company’s Common Stock (subject to the limitations set forth in Section 3(b)) on the Enrollment Date, (b) in no event will the number of shares of the Company’s Common Stock that may be purchased during each Purchase Period under the Plan exceed 400,000 shares, and (c) such limits under clauses (a) and (b) further will be subject to the limitations set forth in Section 13 and to any adjustment pursuant to Section 19. The Eligible Employee may accept the grant of such option with respect to an Offering Period by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

9. Exercise of Option.

(a) Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

10. Delivery. As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

11. Withdrawal.

(a) A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A Participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

12. Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated.

13. Interest. No interest will accrue on the Contributions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

14. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 2,400,000 shares of Common Stock.

(b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c) Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

15. Administration. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S.). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

16. Designation of Beneficiary.

(a) If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

17. Transferability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

18. Use of Funds. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

19. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

20. Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common

Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Change in Control. In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

21. Amendment or Termination.

(a) The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

(b) Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv) reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

(v) reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Conditions Upon Issuance of Shares. Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

24. Code Section 409A. The Plan is exempt from the application of Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

25. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

27. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

28. Automatic Transfer to Low Price Offering Period. To the extent permitted by Applicable Laws, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period will be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

APPENDIX I

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ALIGN TECHNOLOGY, INC.

2010 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Align Technology, Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and proxy statement for the 2010 Annual Meeting of Stockholders and hereby appoints Thomas M. Prescott and Kenneth B. Arola or either of them acting in the absence of the other, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2010 Annual Meeting of Stockholders of Align Technology, Inc. to be held on Thursday, May 20, 2010 at 10:00 am Pacific Daylight Time at Align’s corporate headquarters located at 881 Martin Avenue, Santa Clara, California 95050 and at any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock of Align Technology, Inc. on all matters to be considered at the meeting which the undersigned would be entitled to vote if then and there personally present.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR”: (1) EACH OF THE LISTED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS NAMED IN PROPOSAL ONE; (2) THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE 2010 FISCAL YEAR AS SET FORTH IN PROPOSAL TW0; (3) TO APPROVE THE AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN AS SET FORTH IN PROPOSAL THREE; (4) TO APPROVE THE 2010 EMPLOYEE STOCK PURCHASE PLAN AS SET FORTH IN PROPOSAL FOUR; AND (5) AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

FOLD AND DETACH HERE

ALIGN TECHNOLOGY, INC.

C/O COMPUTERSHARE COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694 THE BOARD OF DIRECTORS NANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2, 3 & 4.

Your vote is important. Please vote immediately.

☒	Please mark
votes as in
this example.

ELECTION OF DIRECTORS. Nominees:	FOR	AGAINST	ABSTAIN
(01) David E. Collins	☐	☐	☐

(02) Joseph Lacob	☐	☐	☐

(03) C. Raymond Larkin, Jr.	☐	☐	☐

(04) George J. Morrow	☐	☐	☐

(05) Dr. David C. Nagel	☐	☐	☐

(06) Thomas M. Prescott	☐	☐	☐

(07) Greg J. Santora	☐	☐	☐

(08) Warren S. Thaler	☐	☐	☐

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS: Proposal to ratify the appointment of PricewaterhouseCoopers LLP as Align Technology, Inc.’s independent registered public accountants for the fiscal year ending December 31, 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

APPROVE THE AMENDED AND RESTATED 2005 INCENTIVE PLAN: Proposal to approve amended and restated 2005 Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

APPROVE 2010 EMPLOYEE STOCK PURCHASE PLAN: Proposal to approve 2010 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature:	Date:

FOLD AND DETACH HERE